Exhibit 4.1

GENWORTH FINANCIAL, INC.

to

THE BANK OF NEW YORK TRUST COMPANY, N.A.

as Trustee

INDENTURE

Dated as of November 14, 2006

Subordinated Debt Securities

CROSS-REFERENCE TABLE

Reconciliation and tie between Trust Indenture Act of 1939 and Indenture, dated as of November 14, 2006.

TIA	Indenture

Section	Section

310(a)	6.11

(b)	6.10, 6.12

(c)	Not Applicable

311(a)	*

(b)	*

(c)	Not Applicable

312(a)	7.01, 7.02(a)

(b)	7.02(b)

(c)	7.02(c)

313(a)	7.03(a)

(b)	7.03(b)

(c)	7.03(b)

(d)	7.03(c)

314(a)	7.04

(b)	Not Applicable

(c)	1.02

(d)	Not Applicable

(e)	1.02

TIA	Indenture

Section	Section

(f)	Not Applicable

315(a)	6.01

(b)	5.16, 7.03(b)

(c)	6.01

(d)	6.01

(e)	5.14

316(a)(1)	5.12, 5.13

(b)	5.08

(c)	1.04(d)

317(a)(1)	5.03

(a)(2)	5.04

(b)	10.03

318(a)	1.07

* Automatically included under Section 318(c) of the Trust Indenture Act of 1939, as amended.

NOTE: This reconciliation and tie shall not, for any purpose, be deemed to be a part of the Indenture.

Page
Section 6.12. Succession by Merger, etc.	49
Section 6.13. Appointment of Authenticating Agent	49

ARTICLE 7
HOLDERS’ LISTS AND REPORTS BY TRUSTEE AND COMPANY

Section 7.01. Company to Furnish Trustee Names and Addresses of Holders	51
Section 7.02. Preservation of Information; Communications to Holders	51
Section 7.03. Reports by Trustee	53
Section 7.04. Reports By Company	54

ARTICLE 8
SUCCESSOR CORPORATION

Section 8.01. Company May Not Consolidate, etc., Except Under Certain Conditions	55
Section 8.02. Successor Corporation or Limited Liability Company to be Substituted	55
Section 8.03. Documents to be Given Trustee	56

ARTICLE 9
AMENDMENTS AND SUPPLEMENTAL INDENTURES

Section 9.01. Supplemental Indentures without Consent of Holders	56
Section 9.02. Supplemental Indentures with Consent of Holders	58
Section 9.03. Compliance with Trust Indenture Act; Effect of Supplemental Indentures	59
Section 9.04. Notation on Securities	59
Section 9.05. Evidence of Compliance of Supplemental Indenture to be Furnished Trustee	60

ARTICLE 10
COVENANTS

Section 10.01. Payment of Principal, Premium and Interest	60
Section 10.02. Maintenance of Office or Agency	60
Section 10.03. Money for Securities; Payments to Be Held in Trust	61
Section 10.04. Corporate Existence	62
Section 10.05. Maintenance of Properties	62
Section 10.06. Statement by Officers as to Default	63
Section 10.07. Waiver of Certain Covenants	63

ARTICLE 11
REDEMPTION OF SECURITIES

Section 11.01. Applicability of Article	63

v

INDENTURE, dated as of November 14, 2006, between Genworth Financial, Inc., a Delaware corporation (herein called the “Company”), having its principal office at 6620 West Broad Street, Richmond, Virginia 23230, and The Bank of New York Trust Company, N.A., as trustee hereunder (herein called the “Trustee”).

RECITALS OF THE COMPANY

The Company has duly authorized the execution and delivery of this Indenture to provide for the issuance from time to time of its subordinated unsecured debentures, notes or other evidences of indebtedness (herein called the “Securities”), to be issued in one or more series as in this Indenture provided.

All things necessary to make this Indenture a valid agreement of the Company, in accordance with its terms, have been done.

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

For and in consideration of the premises and the purchase of the Securities by the Holders (as defined below) thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Securities or of series thereof, as follows:

ARTICLE 1

DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

Section 1.01. Definitions.

For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(1) the terms defined in this article have the meanings assigned to them in this article and include the plural as well as the singular;

(2) all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

(3) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles in the United States, and, except as otherwise herein expressly provided, the term “generally accepted accounting principles” with respect to any computation required or permitted hereunder shall mean such accounting principles as are generally accepted at the date of such computation;

(4) the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular article, section or other subdivision; and

(5) all references used herein to the male gender shall include the female gender.

“Act,” when used with respect to any Holder, has the meaning specified in Section 1.04.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“applicants” has the meaning specified in Section 7.02.

“Authenticating Agent” means any Person authorized by the Trustee pursuant to Section 6.13 to act on behalf of the Trustee to authenticate Securities.

“Board of Directors” means either the board of directors of the Company or any duly authorized committee of that board duly authorized to act hereunder.

“Board Resolution” means a copy of a resolution, certified by the secretary or an assistant secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, delivered to the Trustee.

“Business Day” means, with respect to any Security, a day that in the City of New York or in any Place of Payment is not a day on which banking institutions are authorized by law or regulation to close.

“Capital Stock” for any entity means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) shares issued by that entity.

“Certificated Securities” means Securities that are in registered definitive form and that are not Global Securities.

“Commission” means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or, if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

“Common Stock” means the shares of Class A common stock, $0.001 par value per share, of the Company existing on the date of this Indenture or any shares of Capital Stock of the Company into which such shares of Class A Common Stock shall be reclassified or changed.

“Company” means the Person named as the “Company” in the first paragraph of this instrument until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Company” shall mean such successor Person.

“Company Request” or “Company Order” means a written request or order signed in the name of the Company by its chairman of the Board of Directors, a chief executive officer, a vice chairman of the Board of Directors, its president or a vice president, and by its treasurer, an assistant treasurer, its comptroller, its secretary or an assistant secretary, and delivered to the Trustee.

“Corporate Trust Office” means the office of the Trustee at which at any particular time this Indenture shall be administered, which office, at the time of the execution of this Indenture, is located, at The Bank of New York Trust Company, N.A., 227 West Monroe Street, Suite 2600, Chicago, Illinois 60606, Attn: Corporate Finance.

“Defaulted Interest” has the meaning specified in Section 3.07.

“Depositary” means, unless otherwise specified by the Company pursuant to either Section 2.03 or 3.01, with respect to Securities of any series issuable or issued as a Global Security, The Depository Trust Company, New York, New York, or any successor thereto registered under the Exchange Act, as amended, or other applicable statute or regulation.

“Designated Senior Indebtedness” means any Senior Indebtedness of the Company the principal amount of which is $20.0 million or more at the time of the designation of such Senior Indebtedness as “Designated Senior Indebtedness” by the Company, which designation shall be made in a written instrument delivered to the Trustee.

“Enforcement Event” has the meaning specified in Section 5.03.

“Event of Default” has the meaning specified in Section 5.01.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended, and rules and regulations promulgated by the Commission thereunder.

“Global Security” means a Security issued to evidence all or a part of any series of Securities which is executed by the Company and authenticated and delivered by the Trustee to the applicable Depositary or pursuant to the applicable Depositary’s instruction, all in accordance with this Indenture and pursuant to a Company Order, which shall be registered in the name of the applicable Depositary or its nominee.

“Holder” means a Person in whose name a Security is registered in the Security Register.

“Holder Action” has the meaning specified in Section 7.02(d).

“Indenture” means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more amendments or indentures supplemental hereto entered into pursuant to the applicable provisions hereof and shall include the terms of particular series of Securities established as contemplated by Section 3.01.

“Interest,” when used with respect to an Original Issue Discount Security which by its terms bears interest only after Maturity, means interest payable after Maturity.

“Interest Payment Date,” when used with respect to any Security, means the Stated Maturity of an installment of interest on such Security.

“Maturity,” when used with respect to any Security, means the date on which the principal of such Security or an installment of principal becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise, unless otherwise specified pursuant to Section 3.01.

“Officers’ Certificate” means a certificate signed by the chairman of the Board of Directors, a vice-chairman of the Board of Directors, a chief executive officer, the president or a vice president, and by the treasurer, an assistant treasurer, the comptroller, the secretary or an assistant secretary, of the Company, and delivered to the Trustee.

“Opinion of Counsel” means a written opinion of counsel, who may be counsel for the Company and who shall be acceptable to the Trustee.

“Original Issue Discount Security” means any Security which provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 5.02.

“Outstanding,” when used with respect to Securities, means, as of the date of determination, all Securities theretofore authenticated and delivered under this Indenture, except:

(i) Securities theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

(ii) Securities for whose payment or redemption money or evidences of indebtedness (if permitted hereby) in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Securities; provided, however, that, if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made; and

(iii) Securities which have been paid pursuant to Section 3.06 or in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture, other than any such Securities in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Securities are held by a bona fide purchaser in whose hands such Securities are valid obligations of the Company;

provided, however, that in determining whether the Holders of the requisite principal amount of the Outstanding Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder as of any date, (A) the principal amount of an Original Issue Discount Security which shall be deemed to be Outstanding shall be the amount of the principal thereof which would be due and payable as of such date upon acceleration of the Maturity thereof to such date pursuant to Section 5.02 (B) if, as of such date, the principal amount payable at the Stated Maturity of a Security is not determinable, the principal amount of such Security which shall be deemed to be Outstanding shall be the amount as specified or determined as contemplated by Section 3.01, (C) the principal amount of a Security denominated in one or more foreign currencies or composite currencies which shall be deemed to be Outstanding shall be the U.S. dollar equivalent, determined as of such date in the manner provided as contemplated by Section 3.01, of the principal amount of such Security (or, in the case of a Security described in Clause (A) or (B) above, of the amount determined as provided in such Clause), and (D) Securities owned by the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only

Securities which the Trustee knows to be so owned shall be so disregarded. Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Securities and that the pledgee is not the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor. In case of a dispute as to such right, any decision by the Trustee shall be full protection to the Trustee. Upon request of the Trustee, the Company shall furnish to the Trustee promptly an Officers’ Certificate listing and identifying all Securities, if any, known by the Company to be owned or held by or for the account of any of the above-described Persons; and, subject to Section 6.01, the Trustee shall be entitled to accept such Officers’ Certificate as conclusive evidence of the facts therein set forth and of the fact that all Securities not listed therein are Outstanding for the purposes of any such determination.

“Paying Agent” means any Person authorized by the Company to pay the principal of (and premium, if any) or interest on any Securities on behalf of the Company.

“Payment Blockage Notice” has the meaning specified in Section 13.02(b).

“Payment Blockage Period” has the meaning specified in Section 13.02(b).

“Permitted Junior Securities” means:

(1) the Company’s Capital Stock; or

(2) debt securities issued pursuant to a confirmed plan of reorganization that are subordinated in right of payment to all Senior Indebtedness and any debt securities issued in exchange for Senior Indebtedness to substantially the same extent as, or to a greater extent than, the Securities are subordinated to the Senior Indebtedness under this Indenture.

“Person” means any individual, corporation, exempted limited company, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Place of Payment,” when used with respect to the Securities of any series, means the place or places where the principal of (and premium, if any) and interest on the Securities of that series are payable as specified as contemplated by Section 3.01.

“Predecessor Security” of any particular Security means every previous Security evidencing all or a portion of the same debt as that evidenced by such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 3.06 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Security shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Security.

“Preferred Stock” means shares of any class or series of preferred stock of the Company that may be issued and outstanding from time to time.

“Redemption Date,” when used with respect to any Security to be redeemed, means the date fixed for such redemption by or pursuant to this Indenture.

“Redemption Price,” when used with respect to any Security to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture.

“Regular Record Date” for the interest payable on any Interest Payment Date on the Securities of any series means the date specified for that purpose as contemplated by Section 3.01.

“Responsible Officer,” when used with respect to the Trustee, means any officer of the Trustee assigned by the Trustee to administer its corporate trust matters with respect to this Indenture (which, for the avoidance of doubt, includes without limitation, any supplemental indenture hereto).

“Securities” has the meaning stated in the first recital of this Indenture and more particularly means any Securities authenticated and delivered under this Indenture.

“Security Register” and “Security Registrar” have the respective meanings specified in Section 3.05.

“Senior Indebtedness,” unless otherwise specified in one or more indentures supplemental hereto or approved pursuant to a Board Resolution in accordance with Section 3.01, means:

(i) the principal (including redemption payments), premium, if any, interest and other payment obligations in respect of (A) indebtedness of the Company for money borrowed, (B) indebtedness evidenced by securities, debentures, bonds, notes or other similar instruments issued by the Company, including any such securities issued under any deed, indenture or other instrument to which the Company is a party and (C) guarantees of any of the foregoing;

(ii) all capital lease obligations of the Company;

(iii) all obligations of the Company issued or assumed as the deferred purchase price of property, all conditional sale obligations of the Company, all hedging agreements and agreements of a similar nature thereto and all agreements relating to any such agreements, and all obligations of the Company under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business);

(iv) all obligations of the Company for reimbursement on any letter of credit, banker’s acceptance, security purchase facility or similar credit transaction;

(v) all obligations of the type referred to in clauses (i) through (iv) above of other Persons for the payment of which the Company is responsible or liable as obligor, guarantor or otherwise;

(vi) all obligations of the type referred to in clauses (i) through (v) above of other Persons secured by any lien on any property or asset of the Company (whether or not such obligation is assumed by the Company); and

(vii) any deferrals, amendments, renewals, extensions, modifications and refundings of all obligations of the type referred to in clauses (i) through (vi) above, in each case whether or not contingent and whether outstanding at the date hereof or thereafter incurred, except, in each case, for the Securities and (w) any such other indebtedness or deferral, amendment, renewal, extension, modification or refunding that contains express terms, or is issued under a deed, indenture or other instrument that contains express terms, providing that it is subordinate to or ranks pari passu with the Securities, (x) trade accounts payable or accrued liabilities arising in the ordinary course of business, (y) indebtedness owed by the Company to its Subsidiaries, which also shall rank equally in right of payment and upon liquidation with the Securities and (z) any liability for Federal, state, local and other taxes owed or owing by the Company or its Subsidiaries.

Such Senior Indebtedness shall continue to be Senior Indebtedness and be entitled to the benefits of the subordination provisions of this Indenture irrespective of any amendment, modification or waiver of any term of such Senior Indebtedness and notwithstanding that no express written subordination agreement may have been entered into between the holders of such Senior Indebtedness and the Trustee or any of the Holders.

“Special Record Date” for the payment of any Defaulted Interest means a date fixed by the Trustee pursuant to Section 3.07.

“Stated Maturity,” when used with respect to any Security or any installment of principal thereof or interest thereon, means the date specified in such Security as the fixed date on which the principal of such Security or such installment of principal or interest is due and payable.

“Subsidiary” means, with respect to any Person:

(1) any corporation or company a majority of whose Capital Stock with voting power, under ordinary circumstances, to elect directors is, at the date of determination, directly or indirectly, owned by such Person (a “subsidiary”), by one or more subsidiaries of such Person or by such Person and one or more subsidiaries of such Person;

(2) any partnership in which such Person or a subsidiary of such Person is, at the date of determination, a general partner of such partnership; or

(3) any partnership, limited liability company or other Person in which such Person, a subsidiary of such Person or such Person and one or more subsidiaries of such Person, directly or indirectly, at the date of determination, have (x) at least a majority ownership interest or (y) the power to elect or appoint or direct the election or appointment of the managing partner or member of such Person or, if applicable, a majority of the directors or other governing body of such Person.

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended, and in force at the date as of which this instrument was executed, except as provided in Section 9.03.

“Trustee” means the Person named as the “Trustee” in the first paragraph of this instrument until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean or include each Person who is then a Trustee hereunder, and if at any time there is more than one such Person, “Trustee” as used with respect to the Securities of any series shall mean the Trustee with respect to Securities of that series.

“U.S. Government Obligations” means securities which are (i) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as to the timely payment of principal and interest as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank or trust company which is a member of the Federal Reserve System and having a combined capital and surplus of at least $50,000,000 as custodian with respect to any such obligation evidenced by such depository receipt or a specific payment of interest on or principal of any such obligation held by such custodian for the account of the holder of a depository receipt; provided, however, that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the obligation set forth in (i) or (ii) above or the specific payment of interest on or principal of such obligation evidenced by such depository receipt.

Section 1.02. Compliance Certificates and Opinions. Upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee an Officers’ Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate required by Section 10.06) shall include:

(1) a statement that the Person signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

(2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3) a statement that, in the opinion of each such Person, such Person has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such condition or covenant has been complied with; and

(4) a statement as to whether, in the opinion of each such Person, such condition or covenant has been complied with.

Section 1.03. Form of Documents Delivered to Trustee. In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters is erroneous. Any certificate of counsel or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

Section 1.04. Acts of Holders. (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 6.01) conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section 1.04.

(b) The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may be proved in accordance with such reasonable rules and regulations as may be prescribed by the Trustee or in any reasonable manner which the Trustee deems sufficient.

(c) The ownership of Securities shall be proved by the Security Register.

(d) If the Company shall solicit from the Holders any request, demand, authorization, direction, notice, consent, waiver or other Act, the Company may, at its option, by or pursuant to a Board Resolution, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act or to revoke any of the foregoing, but the Company shall have no obligation to do so. Notwithstanding Trust Indenture Act Section 3.16(c), such record date shall be the record date specified in or pursuant to such Board Resolution, which shall be a date not earlier than the date 30 days prior to the first solicitation of Holders generally in connection therewith and not later than the date such solicitation is completed. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act or revocation may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of any such Act or revocation for the purpose of determining whether Holders of the requisite proportion of Outstanding Securities have acted; provided, however, that no such authorization, agreement or consent by such Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than eleven months after the record date.

(e) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Security.

Section 1.05. Notices, Etc., to Trustee and Company. Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with:

(1) the Trustee by any Holder or by the Company shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Trustee at its Corporate Trust Office, Attention: Corporate Finance; or

(2) the Company by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to the Company addressed to it at the address of its principal office specified in the first paragraph of this instrument or at any other address previously furnished in writing to the Trustee by the Company, to the attention of the general counsel of the Company.

Section 1.06. Notice to Holders; Waiver. Where this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at his address as it appears in the Security Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

If the Company mails a notice to Holders, it shall mail a copy of such notice to the Trustee at the same time.

In case by reason of the suspension of regular mail service or by reason of any other case it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

Section 1.07. Conflict with Trust Indenture Act. If any provision hereof limits, qualifies or conflicts with another provision which is required or deemed to be included in this Indenture by any of the provisions of the Trust Indenture Act, such required or deemed provision shall control.

Section 1.08. Effect of Headings and Table of Contents. The article and section headings herein and the table of contents are for convenience only and shall not affect the construction hereof.

Section 1.09. Successors and Assigns. All covenants and agreements in this Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

Section 1.10. Separability Clause. In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 1.11. Benefits of Indenture.

Nothing in this Indenture or in the Securities, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder and the Holders, any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section 1.12. GOVERNING LAW. THIS INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

Section 1.13. Legal Holidays. In any case where any Interest Payment Date, Redemption Date or Stated Maturity of any Security shall not be a Business Day at any Place of Payment, then (notwithstanding any other provision of this

Indenture or of the Securities) payment of interest or principal (and premium, if any) need not be made at such Place of Payment on such date, but may be made on the next succeeding Business Day at such Place of Payment with the same force and effect as if made on the Interest Payment Date or Redemption Date, or at the Stated Maturity; provided that no interest shall accrue on any amount payable on or at such date for the period from and after such Interest Payment Date, Redemption Date or Stated Maturity, as the case may be, to such next succeeding Business Day.

ARTICLE 2

SECURITY FORMS

Section 2.01. Forms Generally. The Securities of each series shall be in substantially the forms established in one or more indentures supplemental hereto or approved from time to time by or pursuant to a Board Resolution in accordance with Section 3.01, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture and any indenture supplemental hereto, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or securities regulatory authority or as may, consistently herewith, be determined by the officers executing such Securities, as evidenced by their execution of the Securities. If the form of Securities of any series is established by action taken pursuant to a Board Resolution, a copy of an appropriate record of such action shall be certified by the secretary or an assistant secretary of the Company and delivered to the Trustee at or prior to the delivery of the Company Order contemplated by Section 3.03 for the authentication and delivery of such Securities.

The definitive Securities shall be printed, lithographed or engraved on steel engraved borders or may be produced in any other manner, all as determined by the officers executing such Securities, as evidenced by their execution of such Securities.

Section 2.02. Form of Trustee’s Certificate of Authentication.

The Trustee’s certificate of authentication required by this article shall be in substantially the form set forth below.

“This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

THE BANK OF NEW YORK TRUST COMPANY, N.A., as Trustee

By ___________________________________

Authorized Signatory”

Section 2.03. Securities Issuable in the Form of a Global Security. (a) If the Company shall establish pursuant to Sections 2.01 and 3.01 that the Securities of a particular series are to be issued in whole or in part in the form of one or more Global Securities, then the Company shall execute and the Trustee shall, in accordance with Section 3.03 and the Company Order delivered to the Trustee thereunder, authenticate and deliver, such Global Security or Securities, which:

(i) shall represent, and shall be denominated in an amount equal to the aggregate principal amount of, the Outstanding Securities of such series to be represented by such Global Security or Securities;

(ii) shall be registered in the name of the Depositary for such Global Security or Securities or its nominee;

(iii) shall be delivered by the Trustee to the Depositary or its custodian or pursuant to the Depositary’s instruction; and

(iv) shall bear a legend substantially to the following effect:

“THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITORY TRUST COMPANY OR A NOMINEE OF THE DEPOSITORY TRUST COMPANY. THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY TRUST COMPANY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE AND MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TRUST COMPANY TO A NOMINEE OF THE DEPOSITORY TRUST COMPANY OR BY A NOMINEE OF THE DEPOSITORY TRUST COMPANY TO THE DEPOSITORY TRUST COMPANY OR ANOTHER NOMINEE OF THE DEPOSITORY TRUST COMPANY.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY

CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.”

(b) Notwithstanding any other provision of this Section 2.03 or of Section 3.05, unless the terms of a Global Security expressly permit such Global Security to be exchanged in whole or in part for individual Securities, a Global Security may be transferred, in whole but not in part and in the manner provided in Section 3.05, only to the Depositary or another nominee of the Depositary for such Global Security, or to a successor Depositary for such Global Security selected or approved by the Company or to a nominee of such successor Depositary. None of the Company, the Trustee nor any agent of the Company or the Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Global Security or maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

(c) (i) If at any time the Depositary for a Global Security notifies the Company that it is unwilling or unable to continue as Depositary for such Global Security or if at any time the Depositary for the Securities for the series represented by such Global Security shall no longer be eligible or in good standing under the Exchange Act or other applicable statute or regulation, the Company shall appoint a successor Depositary with respect to such Global Security. If a successor Depositary for such Global Security is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such ineligibility, the Company will execute a Company Order for the authentication and delivery of Certificated Securities of such series in exchange for such Global Security, and the Trustee, upon receipt of such Company Order, will authenticate and deliver Certificated Securities of such series of like tenor and terms in definitive form in an aggregate principal amount equal to the principal amount of the Global Security in exchange for such Global Security.

(ii) If an Event of Default or Enforcement Event shall have occurred and be continuing or an event shall have occurred which with the giving of notice or lapse of time or both, would constitute an Event of Default or Enforcement Event with respect to the Securities represented by such Global Security, the Trustee, upon receipt of a Company Order for the authentication and delivery of Certificated Securities of such series in exchange for such Global Security, will authenticate and deliver Certificated Securities of such series of like tenor and terms in definitive form in an aggregate principal amount equal to the principal amount of the Global Security in exchange for such Global Security.

(iii) The Company may at any time and in its sole discretion and subject to the procedures of the Depositary determine that the Securities of any series issued or issuable in the form of one or more Global Securities shall no longer be represented by such Global Security or Securities. In such event the Company will execute, and the Trustee, upon receipt of a Company Order for the authentication and delivery of Certificated Securities of such series in exchange in whole or in part for such Global Security, will authenticate and deliver Certificated Securities of such series of like tenor and terms in definitive form in an aggregate principal amount equal to the principal amount of such Global Security or Securities representing such series to be so exchanged for such Global Security or Securities.

(iv) If specified by the Company pursuant to Section 3.01 with respect to Securities issued or issuable in the form of a Global Security, the Depositary for such Global Security may surrender such Global Security in exchange in whole or in part for Certificated Securities of such series of like tenor and terms in definitive form on such terms as are acceptable to the Company and such Depositary. Thereupon the Company shall execute, and the Trustee shall authenticate and deliver, without service charge, (1) to each Person specified by such Depositary a new Certificated Security or Securities of the same series of like tenor and terms and of any authorized denomination as requested by such Person in aggregate principal amount equal to and in exchange for such Person’s beneficial interest in the Global Security; and (2) to such Depositary a new Global Security of like tenor and terms and in a denomination equal to the difference, if any, between the principal amount of the surrendered Global Security and the aggregate principal amount of Certificated Securities delivered to Holders thereof.

(v) In any exchange provided for in any of the preceding four paragraphs, the Company will execute and the Trustee will authenticate and deliver Certificated Securities in definitive registered form in authorized denominations. Upon the exchange of a Global Security for Certificated Securities, such Global Security shall be cancelled by the Trustee. Certificated Securities issued in exchange for a Global Security pursuant to this Section 2.03 shall be registered in such names and in such authorized denominations as the Depositary for such Global Security, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee shall deliver such Certificated Securities to the Persons in whose names such Certificated Securities are so registered.

ARTICLE 3

THE SECURITIES

Section 3.01. Amount Unlimited; Issuable in Series.

The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is unlimited.

The Securities may be issued in one or more series. There shall be established in or pursuant to a Board Resolution and set forth in an Officers’ Certificate, or established in one or more indentures supplemental hereto, prior to the issuance of Securities of any series,

(1) the title of the Securities of the series (which shall distinguish the Securities of the series from Securities of any other series);

(2) any limit upon the aggregate principal amount of the Securities of the series which may be authenticated and delivered under this Indenture (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of the series pursuant to Sections 2.03, 3.04, 3.05, 3.06, 9.04 or 11.07);

(3) the issue price for such Securities, expressed as a percentage of the aggregate principal amount;

(4) the date or dates on which the principal of the Securities of the series is payable;

(5) the rate or rates or the manner of calculating the rates at which the Securities of the series shall bear interest, if any, the date or dates from which such interest shall accrue, the Interest Payment Dates on which such interest shall be payable and the Regular Record Date for the interest payable on the Interest Payment Date;

(6) any provisions relating to the deferral of interest payments or extension of interest payments on the Securities of the series at the option of the Company or otherwise, including the duration of any such deferral or extension period and the maximum period during which interest payments may be deferred or extended and any provisions relating to obligations of the Company if it defers interest;

(7) the obligation, if any, of the Company to redeem or purchase Securities of the series pursuant to any sinking fund or other provisions, including whether the date of such redemption or purchase constitutes a Maturity hereunder, or at the option of a Holder thereof and the period or periods within which, the price or prices at which and the terms and conditions upon which Securities of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

(8) the period or periods within which, the price or prices or ratios at which and the terms and conditions upon which Securities of the series may be redeemed, converted or exchanged, in whole or in part;

(9) if other than denominations of $1,000 and any integral multiple thereof, the denominations in which Securities of the series shall be issuable;

(10) if other than the full principal amount and/or accrued interest, the portion of the principal amount of and/or accrued interest on the Securities of the series which will be payable upon declaration of acceleration or provable in bankruptcy;

(11) any Events of Default for such Securities not set forth in this Indenture;

(12) the currency or currencies, including composite currencies, in which payment of the principal of (and premium, if any) and interest, if any, on such Securities shall be payable (if other than the currency of the United States of America), which unless otherwise specified shall be the currency of the United States of America as at the time of payment is legal tender for payment of public or private debts;

(13) if the principal of (and premium, if any) or interest, if any, on such Securities is to be payable, at the election of the Company or any Holder thereof, in a coin or currency other than that in which such Securities are stated to be payable, then the period or periods within which, and the terms and conditions upon which, such election may be made;

(14) whether interest will be payable in cash or additional Securities at the Company’s or the Holders’ option and the terms and conditions upon which the election may be made;

(15) if such Securities are to be denominated in a currency or currencies, including composite currencies, other than the currency of the United States of America, the equivalent price in the currency of the United States of America for purposes of determining the voting rights of Holders of such Securities as Outstanding Securities under this Indenture;

(16) if the amount of payments of principal of (and premium, if any), or portions thereof, or interest, if any, on such Securities may be determined with reference to an index, formula or other method based on a coin or currency other than that in which such Securities are stated to be payable, the manner in which such amounts shall be determined;

(17) any restrictive covenants or other material terms relating to such Securities of such series, which covenants and terms shall not be inconsistent with the provisions of this Indenture;

(18) whether the Securities of the series shall be issued in whole or in part in the form of a Global Security or Securities; the terms and conditions, if any, upon which such Global Security or Securities may be exchanged in whole or in part for other Certificated Securities; and the Depositary for such Global Security or Securities;

(19) if other than as set forth in this Indenture, any terms with respect to subordination of such Securities, including, without limitation, the definition of “Senior Indebtedness”;

(20) any listing of such Securities on any securities exchange;

(21) additional or alternative provisions, if any, related to defeasance and discharge of such Securities, the applicability of Section 4.04 to the Securities of such series, and if so applicable, the covenants contained herein and in the Securities of such series that are subject to Covenant Defeasance;

(22) the applicability of any guarantees of the Securities;

(23) if convertible into shares of Common Stock or Preferred Stock, the terms on which such Securities are convertible, including the initial conversion price, the conversion period, any events requiring an adjustment of the applicable conversion price and any requirements relating to the reservation of such shares of Common Stock or Preferred Stock for purposes of conversion;

(24) provisions, if any, granting special rights to the Holders of Securities of the series upon the occurrence of such events as may be specified (including, without limiting the generality of the foregoing, any make-whole amount payable upon any such specified event);

(25) each initial Place of Payment; and

(26) any other terms of the Securities of the series.

All Securities of any one series shall be substantially identical except as to denomination and except as may otherwise be provided in or pursuant to such Board Resolution and set forth in such Officers’ Certificate or in any such indenture supplemental hereto.

If any of the terms of the Securities of any series are established by action taken pursuant to a Board Resolution, a copy of an appropriate record of such action shall be certified by the secretary or an assistant secretary of the Company and delivered to the Trustee at or prior to the delivery of the Officers’ Certificate setting forth the terms of the Securities of any series.

Notwithstanding Section 3.01(2) herein and unless otherwise expressly provided with respect to a series of Securities, the aggregate principal amount of a series of Securities may be increased and additional Securities of such series may be issued up to the maximum aggregate principal amount authorized with respect to such series as increased.

Section 3.02. Denominations.

The Securities of each series shall be issuable in registered form without coupons in such denominations as shall be specified as contemplated by Section 3.01. In the absence of any such specified denominations with respect to the Securities of any series, the Securities of such series shall be issuable in denominations of $1,000 and any integral multiple thereof.

Section 3.03. Execution, Authentication, Delivery and Dating.

The Securities shall be executed on behalf of the Company by its chairman of the Board of Directors, the vice chairman of the Board of Directors, a chief executive officer, its president or one of its vice presidents. The signature of any of these officers on the Securities may be manual or facsimile.

Securities bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of such Securities.

At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Securities of any series executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Securities, and the Trustee in accordance with the Company Order shall authenticate and deliver such Securities. If the form or terms of the Securities of the series have been established in or pursuant to one or more Board Resolutions as permitted by Sections 2.01 and 3.01, or by one or more indentures supplemental hereto as provided by Section 9.01, in authenticating such Securities, and accepting the additional responsibilities under this Indenture in relation to such Securities, the Trustee shall be entitled to receive, if it so requests, and (subject to Section 6.01) shall be fully protected in relying upon, an Opinion of Counsel stating:

(a) that such form has been established in conformity with the provisions of this Indenture;

(b) that such terms have been established in conformity with the provisions of this Indenture;

(c) that this Indenture and such Securities, when authenticated and delivered by the Trustee and issued by the Company in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute valid and legally binding obligations of the Company, enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent conveyance, reorganization and other laws of general applicability relating to or affecting the enforcement of creditors’ rights and to general equity principles;

(d) that all laws and requirements in respect of the execution and delivery by the Company of the Securities have been complied with; and

(e) such other matters as the Trustee may reasonably request.

If such form or terms have been so established, the Trustee shall not be required to authenticate such Securities if the issue of such Securities pursuant to this Indenture will affect the Trustee’s own rights, duties or immunities under the Securities and this Indenture or otherwise in a manner which is not reasonably acceptable to the Trustee.

Each Security shall be dated the date of its authentication unless otherwise provided by the terms established and contemplated by Section 3.01.

No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein executed by the Trustee by manual or facsimile signature, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder and is entitled to the benefits of this Indenture.

Section 3.04. Temporary Securities. Pending the preparation of definitive Securities of any series, the Company may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Securities which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Securities in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Securities may determine, as evidenced by their execution of such Securities.

If temporary Securities of any series are issued, the Company will cause definitive Securities of that series to be prepared without unreasonable delay. After the preparation of definitive Securities of such series, the temporary Securities of such series shall be exchangeable for definitive Securities of such series upon surrender of the temporary Securities of such series at the office or agency of the Company in a Place of Payment for that series, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities of any series the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Securities of the same series of authorized denominations. Until so exchanged the temporary Securities of any series shall in all respects be entitled to the same benefits under this Indenture as definitive Securities of such series.

Section 3.05. Registration, Registration of Transfer and Exchange. The Company shall cause to be kept at one of its offices or agencies maintained pursuant to Section 10.02 or at the Corporate Trust Office of the Trustee a register (the register maintained in such office or in any other office or agency of the Company in a Place of Payment being herein sometimes referred to as the “Security Register”) in which, subject to Section 2.03 and to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Securities and of transfers of Securities. The Trustee initially is hereby appointed “Security Registrar” for the purpose of registering Securities and transfers of Securities as herein provided. The Company may act as Security Registrar and may change or appoint a Security Registrar without prior notice to Holders. If and so long as the Trustee is not the Security Register, the Trustee shall have the right to inspect the Security Register during normal business hours.

Subject to Section 2.03, upon surrender for registration of transfer of any Security of any series at the office or agency in a Place of Payment for that series, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities of the same series, of any authorized denominations and of a like aggregate principal amount and tenor.

Subject to Section 2.03, at the option of the Holder, Securities of any series may be exchanged for other Securities of the same series, of any authorized denominations and of a like aggregate principal amount and tenor, upon surrender of the Securities to be exchanged at such office or agency. Whenever any Securities are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Securities which the Holder making the exchange is entitled to receive.

Subject to Section 2.03, all Securities issued upon any registration or transfer or exchange of Securities shall be valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such registration of transfer or exchange.

Every Security presented or surrendered for registration of transfer or for exchange shall (if so required by the Company or the Trustee) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed, by the Holder thereof or his attorney duly authorized in writing.

No service charge shall be made for any registration of transfer or exchange of Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Securities, other than exchanges pursuant to Sections 2.03, 3.04, 9.04 or 11.07 not involving any transfer.

The Company shall not be required (i) to issue, register the transfer of or exchange Securities of any series during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of Securities of that series selected for redemption (under Section 11.03) and ending at the close of business on the day of such mailing, or (ii) to register the transfer of or exchange any Security so selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part.

Section 3.06. Mutilated, Destroyed, Lost and Stolen Securities. If there shall be delivered to the Company and the Trustee (i)(A) any mutilated Security or (B) evidence to their satisfaction of the destruction, loss or theft of any Security and (ii) such security or indemnity as may be required by them to hold each of them and any agent of either of them harmless, then, in the absence of notice to the Company or the Trustee that such Security has been acquired by a bona fide purchaser, the Company shall execute and upon its request the Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Security or in exchange for such mutilated Security, a new Security of the same series and of like tenor and principal amount and bearing a number not contemporaneously outstanding.

In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Security, pay such Security.

Upon the issuance of any new Security under this Section 3.06, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

Every new Security of any series issued pursuant to this Section 3.06 in lieu of any destroyed, lost or stolen Security or in exchange for such mutilated Security, shall constitute an original additional contractual obligation of the Company, whether or not the mutilated, destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities of that series duly issued hereunder.

The provisions of this Section 3.06 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

Section 3.07. Payment of Interest; Interest Rights Preserved. Unless otherwise provided with respect to such Security by the terms established and contemplated by Section 3.01, interest on any Security which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest.

Any interest on any Security of any series which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called “Defaulted Interest”) shall forthwith cease to be payable to the Holder on the relevant Regular Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in clause (1) or (2) below:

(1) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Securities of such series (or their respective Predecessor Securities) are registered at the close of business on a special record date (a “Special Record Date”) for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Security of such series and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder of Securities of such series at his address as it appears in the Security Register, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names the Securities of such series (or their respective Predecessor Securities) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (2).

(2) The Company may make payment of any Defaulted Interest on the Securities of any series in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

Subject to the foregoing provisions of this section, each Security lawfully delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

Section 3.08. Persons Deemed Owners. Subject to Section 2.03, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Security is registered as the owner of such Security for the purpose of receiving payment of principal of (and premium, if any) and (subject to Section 3.07) interest on such Security and for all other purposes whatsoever, whether or not such Security be overdue, and none of the Company, the Trustee or any agent of the Company or the Trustee shall be affected by notice to the contrary.

Section 3.09. Cancellation. All Securities surrendered for payment, redemption, registration of transfer or exchange or for credit against any sinking fund payment shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be promptly cancelled by it. The Company may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and all Securities so delivered shall be promptly cancelled by the Trustee. No Securities shall be authenticated in lieu of or in exchange for any Securities cancelled as provided in this section, except as expressly permitted by this Indenture. The Trustee shall destroy cancelled Securities and deliver a certificate of such destruction to the Company.

Section 3.10. Computation of Interest. Except as otherwise specified as contemplated by Section 3.01 for the Securities of any series, interest on the Securities of each series shall be computed on the basis of a 360-day year of twelve 30-day months.

Section 3.11. CUSIP and ISIN Numbers. The Company in issuing the Securities may use “CUSIP” and/or “ISIN” numbers (if then generally in use), and the Trustee shall use CUSIP or ISIN numbers, as the case may be, in notices of redemption or exchange as a convenience to Holders and no representation shall be made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of redemption, exchange or conversion. The Company will promptly notify, and in any event within 10 Business Days, the Trustee of any initial CUSIP and/or ISIN numbers and of any changes in the CUSIP and/or ISIN numbers.

ARTICLE 4

SATISFACTION AND DISCHARGE

Section 4.01. Satisfaction and Discharge of Indenture. This Indenture shall upon Company Request cease to be of further effect with respect to any series of Securities (except as to (i) any surviving rights of registration of transfer or exchange of Securities herein expressly provided for, (ii) rights hereunder of Holders to receive payments of principal of, and premium, if any, and interest on, Securities, and other rights, duties and obligations of the Holders as beneficiaries hereof with respect to the amounts, if any, so deposited with the Trustee, (iii) remaining obligations of the Company to make mandatory sinking fund payments and (iv) the rights, obligations and immunities of the Trustee hereunder), and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture with respect to any series of Securities, when:

(1) either:

(A) all Securities of such series theretofore authenticated and delivered (other than (i) Securities of such series which have been mutilated, destroyed, lost or stolen and which have been replaced or paid as provided in Section 3.06 and (ii) Securities of such series for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 10.03) have been delivered to the Trustee for cancellation; or

(B) unless otherwise provided with respect to the Securities of a series, all such Securities not theretofore delivered to the Trustee for cancellation:

(i) have become due and payable,

(ii) will become due and payable at their Stated Maturity within one year, or

(iii) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company, in the case of (i), (ii) or (iii) above, has deposited or caused to be deposited with the Trustee as trust funds in trust

(i) money in U.S. dollars (or if the Securities are denominated in a currency other than U.S. dollars, in the applicable currency) in an amount sufficient, or

(ii)(a) U.S. Government Obligations which through the payment of interest and principal in respect thereof in accordance with their terms will provide not later than one day before the due date of any payment referred to in clause (B) of this subparagraph money in an amount, or (b) a combination of such money and such U.S. Government Obligations, sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge the entire indebtedness on such Securities not theretofore delivered to the Trustee for cancellation, for principal (and premium, if any) and interest to the date of such deposit (in the case of Securities which have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be;

(2) if all series of Securities are being discharged, the Company has paid or caused to be paid all other sums payable hereunder by the Company; and

(3) the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with and no deposit made under this Section was made in violation of Section 13.02.

Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 6.06, and, if money or U.S. Government Obligations shall have been deposited with the Trustee pursuant to subclause (B) of clause (1) of this Section 4.01, the obligations of the Trustee under Section 4.02 and the next to last paragraph of Section 10.03, shall survive.

Section 4.02. Application of Trust Funds; Indemnification. (a) Subject to the provisions of the second to last paragraph of Section 10.03, all money or U.S. Government Obligations deposited with the Trustee pursuant to Sections 4.01, 4.03 or 4.04 and all money received by the Trustee in respect of U.S. Government Obligations deposited with the Trustee pursuant to Sections 4.01, 4.03 or 4.04 shall be held in trust and applied by it, in accordance with the provisions of the Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for whose payment such money has been deposited with or received by the Trustee or to make mandatory sinking fund payments or analogous payments as contemplated by Sections 4.01, 4.03 or 4.04, but such money need not be segregated from other funds except to the extent required by law.

(b) The Company shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against U.S. Government Obligations deposited pursuant to Sections 4.01, 4.03 or 4.04, or the interest and principal received in respect of such obligations other than any payable by or on behalf of Holders.

(c) The Trustee shall deliver or pay to the Company from time to time upon Company Request any U.S. Government Obligations or money held by it as provided in Sections 4.01, 4.03 or 4.04 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the same opinions given to the Trustee pursuant to said Sections), is then in excess of the amount thereof which then would have been required to be deposited for the purpose for which such obligations or money was deposited or received.

Section 4.03. Legal Defeasance and Discharge of Indenture. The Company shall be deemed to have paid and discharged the entire indebtedness on all the Outstanding Securities of a series on the first date that all of the conditions set forth in the proviso in clause (c) below are satisfied, and the provisions of this Indenture, as it relates to such Outstanding Securities, shall no longer be in effect (and the Trustee, at the expense of the Company, shall upon Company Request, execute proper instruments acknowledging the same), except as to:

(a) the rights of Holders of the Securities of such series to receive, from the trust funds described in subparagraph (c)(1) hereof, (i) payment of the principal of (and premium, if any) and each installment of principal of (and premium, if any) or interest on the Securities of such series on the Stated Maturity of such principal or installment of principal or interest or, in the case of a redemption, payment of the principal of (and premium, if any) and interest on the Securities of such series due on or prior to the Redemption Date and (ii) the benefit of any mandatory sinking fund payments applicable to the Securities of such series on the day on which such payments are due and payable in accordance with the terms of this Indenture and such Securities;

(b) the Company’s obligations with respect to such Securities under Sections 3.05, 3.06, 10.02 and 10.03; and

(c) the obligations of the Company to the Trustee under Section 6.06 and the rights, obligations and immunities of the Trustee hereunder, provided, however, that the following conditions shall have been satisfied:

(1) the Company has or caused to be irrevocably deposited (except as provided in Section 4.02) with the Trustee as trust funds in trust, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such Securities,

(i) money in U.S. Dollars (or if the Securities of such series are denominated in a currency other than U.S. dollars, in the applicable currency) in an amount sufficient, or

(ii) (x) U.S. Government Obligations which through the payment of interest and principal in respect thereof in accordance with their terms will provide not later than one day before the due date of any payment referred to in Section 4.03(a) money in an amount, or (y) a combination of such money and such U.S. Government Obligations, sufficient, in the opinion of a nationally recognized firm of independent certified public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge (A) the principal of (and premium, if any) and each installment of principal of (and premium, if any) and interest on the Outstanding Securities of such series on the Stated Maturity of such principal or installment of principal or interest or the principal of (and premium, if and) and interest on the Securities of such series due on or prior to the applicable Redemption Date and (B) any mandatory sinking fund payments applicable to the Securities of such series on the day on which such payments are due and payable in accordance with the terms of this Indenture and of such Securities;

(2) such deposit shall not cause the Trustee with respect to the Securities of such series to have a conflicting interest for purposes of the Trust Indenture Act with respect to such Securities;

(3) such deposit will not result in a breach or violation of, or constitute a default under, any applicable laws, this Indenture or any other agreement or instrument to which the Company is a party or by which it is bound and such deposit was not made in violation of Section 13.02;

(4) no Event of Default or Enforcement Event or event which with notice or lapse of time would become an Event of Default or Enforcement Event with respect to the Securities of such series shall have occurred and be continuing on the date of such deposit;

(5) if the deposit referred to in subparagraph (1) of this Section 4.03 is to be made on or prior to one year from the Stated Maturity for payment of principal of the Outstanding Securities of such series, the Company has delivered to the Trustee an Opinion of Counsel with no material qualifications or a favorable ruling of the Internal Revenue Service, in either case to the effect that Holders of the Securities of such series will not recognize income, gain or loss for federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to federal income tax on the same amount and in the same manner and at the same times, as would have been the case if such deposit, defeasance and discharge had not occurred;

(6) if the Securities of such series are to be redeemed prior to Stated Maturity (other than from mandatory sinking fund payments or analogous payments), notice of such redemption shall have been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee shall have been made; and

(7) the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the legal defeasance provided for in this Section have been complied with.

Section 4.04. Defeasance of Certain Obligations. If this Section 4.04 is specified in accordance with Section 3.01 to be applicable to Securities of any series, the Company may omit to comply with any covenant designated in accordance with Section 3.01 as being subject to this Section 4.04 with respect to the Securities of that series (“Covenant Defeasance”) if:

(1) the Company has deposited or caused to be irrevocably deposited with the Trustee as trust funds in trust, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of the Securities of that series,

(i) money in U.S. dollars (or if the Securities are denominated in a currency other than U.S. dollars, in the applicable currency) in an amount sufficient, or

(ii) (a) U.S. Government Obligations which through the payment of interest and principal in respect thereof in accordance with their terms will provide not later than one day before the due date of any payment referred to in this clause (ii) money in an amount, or (b) a combination of such money and such U.S. Government Obligation, sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge (A) the principal of (and premium, if any) and each installment of principal (and premium, if any) and interest on the Outstanding Securities of that series on the Stated Maturity of such principal or installment of principal or interest or the principal of (and premium, if any) and interest on the Securities of that series due on or prior to the applicable Redemption Date and (B) any mandatory sinking fund payments or analogous payments applicable to Securities of such series on the day on which such payments are due and payable in accordance with the terms of the Indenture and of such Securities;

(2) such deposit shall not cause the Trustee with respect to the Securities of that series to have a conflicting interest for purposes of the Trust Indenture Act with respect to the Securities of any series;

(3) such deposit will not result in a breach or violation of, or constitute a default under, any applicable laws, this Indenture or any other agreement or instrument to which the Company is a party or by which it is bound and such deposit was not made in violation of Section 13.02;

(4) if the deposit referred to in subparagraph (1) of this Section 4.04 is to be made on or prior to one year from the Stated Maturity for payment of principal of the Outstanding Securities, the Company has delivered to the Trustee an Opinion of Counsel with no material qualifications or a favorable ruling of the Internal Revenue Service, in either case to the effect that Holders of the Securities of that series will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and defeasance of certain obligations and will be subject to federal income tax on the same amount and in the same manner and at the same times, as would have been the case if such deposit and defeasance had not occurred;

(5) if the Securities of that series are to be redeemed prior to the Stated Maturity (other than from mandatory sinking fund payments or analogous payments), notice of such redemption shall have been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee shall have been made; and

(6) the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the Covenant Defeasance contemplated by this Section 4.04 have been complied with.

For this purpose, such Covenant Defeasance means that, with respect to such Securities, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in the Sections subject to such Covenant Defeasance, whether directly or indirectly by reason of any reference elsewhere herein to any such Section or by reason of any reference in any such Section to any other provision herein or in any other document, but the remainder of this Indenture and such Securities shall be unaffected thereby.

ARTICLE 5

REMEDIES

Section 5.01. Events of Default. “Event of Default” whenever used herein with respect to Securities of any series means any one of the following events and such other events as may be established with respect to the Securities of such series as contemplated by Section 3.01 hereof, unless it is either inapplicable or is specifically deleted or modified in the applicable Board Resolution or in the supplemental indenture under which the Securities of such series are issued, as the case may be, as contemplated by Section 3.01 hereof :

(1) failure to pay in full the interest accrued on any Securities of such series when such interest becomes due and payable and continuance of that failure for a period of 30 days or, if interest deferral is applicable to such series pursuant to Section 3.01, failure to pay in full the interest accrued on any Securities of such series when such interest becomes due and payable upon the conclusion of an interest deferral period having the maximum permitted length specified pursuant to Section 3.01 and continuance of that failure for a period of 30 days thereafter; or

(2) failure to pay the principal of (or premium, if any, on) any Securities of such series as and when the same shall become due and payable at Maturity; or

(3) a court having jurisdiction in the premises shall enter a decree or order for relief in respect of the Company in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Company or for any substantial part of its property or ordering the winding up or liquidation of its affairs, and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or

(4) the Company shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consent to the entry of an order for relief in an involuntary case under any such law, or consent to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Company or for any substantial part of its property, or make any general assignment for the benefit of creditors; or

(5) any other Event of Default provided for with respect to such series of Securities in accordance with Section 3.01.

Section 5.02. Acceleration of Maturity: Rescission and Annulment. If an Event of Default (other than an Event of Default under Section 5.01(3) or (4)) with respect to Securities of any series at the time Outstanding occurs and is continuing, then in every such case the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Securities of that series may declare the principal amount (or, if the Securities of that series are Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms of that series) of all of the Securities of that series to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by Holders), and upon any such declaration such principal amount (or specified amount) shall become immediately due and payable.

In case of an Event of Default under Section 5.01(3) or (4) which occurs and is continuing with respect to Securities of any series at the time Outstanding, then all unpaid principal of and accrued interest on all such Outstanding Securities of that series shall become immediately due and payable without any notice or other action on the part of the Trustee or the Holders of any Securities of such series.

At any time after such a declaration of acceleration with respect to Securities of any series has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article provided, the Holders of a majority in aggregate principal amount of the Outstanding Securities of that series, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if

(1) the Company has paid or deposited with the Trustee a sum sufficient to pay

(A) all overdue interest on all Securities of that series,

(B) the principal of (and premium, if any, on) any Securities of that series which have become due otherwise than by such declaration of acceleration and interest thereon at the rate or rates prescribed therefor in such Securities,

(C) to the extent that payment of such interest is lawful, interest upon overdue interest at the rate or rates prescribed therefor in such Securities, and

(D) all sums paid or advanced by the Trustee and any predecessor Trustee hereunder and all sums due the Trustee and any predecessor Trustee under Section 6.06; and

(2) all Events of Default with respect to Securities of that series, other than the non-payment of the principal of Securities of that series that have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 5.13.

No such rescission shall affect any subsequent default or impair any right consequent thereon.

Section 5.03. Collection Of Indebtedness And Suits For Enforcement By Trustee.

The term “Enforcement Event” whenever used herein with respect to Securities of any series means any one of the following events and such other events as may be established with respect to the Securities of such series as contemplated by Section 3.01 hereof, unless it is either inapplicable or is specifically deleted or modified in the applicable Board Resolution or in the supplemental indenture under which the Securities of such series are issued, as the case may be, as contemplated by Section 3.01 hereof:

(1) default is made in the payment of the interest accrued on any Securities of such series when such interest becomes due and payable and continuance of that failure for a period of 30 days or, if interest deferral is applicable to such series pursuant to Section 3.01, default is made in the payment of the interest accrued on any Securities of such series when such interest becomes due and payable upon the conclusion of an interest deferral period having the maximum permitted length specified pursuant to Section 3.01 and continuance of that failure for a period of 30 days thereafter; or

(2) default is made in the payment of the principal of (or premium, if any, on) any Security of such series as and when the same shall become due and payable at Maturity; or

(3) default in the making or satisfaction of any sinking fund payment or analogous obligation as and when the same shall become due and payable by the terms of the Securities of such series; or

(4) default in the observance, satisfaction or performance of any of the covenants or agreements contained in this Indenture (other than a covenant or agreement in respect of the Securities of such series a default in whose observance, satisfaction or performance is elsewhere in this Section specifically dealt with) on the part of the Company in respect of the Securities of such series continued for a period of 60 days after the date on which written notice of such failure, requiring the Company to remedy the same and stating that it is a “Notice of Default” hereunder, shall have been given to the Company by the Trustee by registered mail, or to the Company and the Trustee by the Holders of at least twenty-five percent in the aggregate principal amount of the Securities of such series at the time Outstanding; or

(5) any other Enforcement Event provided in or pursuant to the applicable Board Resolution or in the supplemental indenture under which such series of Securities is issued, as the case may be, as contemplated by Section 3.01.

The Company covenants that if an Enforcement Event of the kind specified in clauses (1) through (3) above occurs, the Company will, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Securities, the whole amount then due and payable on such Securities for principal (and premium, if any) and interest and, to the extent that payment of such interest shall be legally enforceable, interest on any overdue principal (and premium, if any) and on any overdue interest, at the rate or rates prescribed therefor in such Securities, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including all amounts due the Trustee and any predecessor Trustee under Section 6.06.

If the Company fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company or any other obligor upon such Securities and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon such Securities, wherever situated.

If any Event of Default or Enforcement Event with respect to Securities of any series occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders of Securities of such series by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

Notwithstanding anything herein to the contrary, the Trustee shall have no responsibility, including any right or obligation to exercise remedies, with respect to a default by the Company with respect to any covenant contained herein, other than a covenant the violation of which constitutes, or with the giving of notice or the passage of time or both, would constitute, an Event of Default or an Enforcement Event; provided, that nothing in this paragraph shall impair the right of the Trustee to enforce the Company’s obligations hereunder with respect to the Trustee’s compensation, reimbursement of expenses and advances and indemnities.

Section 5.04. Trustee May File Proofs of Claim.

In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Securities or the property of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue principal, premium or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(i) to file and prove a claim for the whole amount of principal (and premium, if any) and interest owing and unpaid in respect of the Securities and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceeding; and

(ii) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 6.06.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 5.05. Trustee May Enforce Claims Without Possession of Securities. All rights of action and claims under this Indenture or the Securities may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Securities in respect of which such judgment has been recovered.

Section 5.06. Application of Money Collected. Any money collected by the Trustee pursuant to this article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal (or premium, if any) or interest, upon presentation of the Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

FIRST: To the payment of all amounts due the Trustee and each predecessor Trustee under Section 6.06;

SECOND: Subject to Article 13, to the payment of the amounts then due and unpaid for principal of (and premium, if any) and interest on the Securities in respect of which or for the benefit of which such money has been collected ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal (and premium, if any) and interest, respectively; and

THIRD: To the Company.

Section 5.07. Limitation on Suits.

No Holder of any Security of any series shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless

(1) such Holder has previously given written notice to the Trustee of a continuing Event of Default or Enforcement Event with respect to the Securities of that series;

(2) the Holders of not less than 25% in principal amount of the Outstanding Securities of that series shall have made written request to the Trustee to institute proceedings in respect of such Event of Default or Enforcement Event in its own name as Trustee hereunder;

(3) such Holder or Holders have offered to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;

(4) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

(5) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the Outstanding Securities of that series;

it being understood and intended that no one or more of such Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other of such Holders, or to obtain or to seek to obtain priority or preference over any other of such Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all such Holders.

Section 5.08. Unconditional Right of Holders to Receive Principal, Premium and Interest. Notwithstanding any other provision in this Indenture, the Holder of any Security shall have the right, which is absolute and unconditional, to receive payment of the principal of (and premium, if any) and (subject to Section 3.07 and to any limitation as to interest as may be specified pursuant to Section 3.01) interest on such Security on the Stated Maturity or Maturities expressed in such Security (or, in the case of redemption, on the Redemption Date) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.

Section 5.09. Restoration of Rights and Remedies. If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

Section 5.10. Rights and Remedies Cumulative. Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in the last paragraph of Section 3.06, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 5.11. Delay or Omission Not Waiver. No delay or omission of the Trustee or of any Holder of any Securities to exercise any right or remedy accruing upon any Event of Default or Enforcement Event shall impair any such right or remedy or constitute a waiver of any such Event of Default or Enforcement Event or any acquiescence therein. Every right and remedy given by this article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

Section 5.12. Control by Holders. The Holders of a majority in principal amount of the Outstanding Securities of any series (or if more than one series is affected thereby, of all series so affected, voting as a single class) shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the Securities of such series, provided, however, that

(1) such direction shall not be in conflict with any rule of law or with this Indenture, expose the Trustee to personal liability or be unduly prejudicial to Holders not joining therein, and

(2) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

Nothing in this Indenture shall impair the right of the Trustee to take any other action deemed proper by the Trustee which is not inconsistent with such direction.

Section 5.13 Waiver of Past Defaults. The Holders of not less than a majority in principal amount of the Outstanding Securities of any series may on behalf of the Holders of all the Securities of such series affected thereby (voting as a single class) waive any past default hereunder with respect to such series and its consequences, except that the consent of the Holders of all of the Securities of such series affected thereby is required to waive a default:

(1) in the payment of the principal of (or premium, if any) or interest on any Security of such series; or

(2) in respect of a covenant or provision hereof which under this article cannot be modified or amended without the consent of the Holder of each Outstanding Security of such series affected.

Upon any such waiver, such default shall cease to exist, and any Event of Default or Enforcement Event arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

Section 5.14. Undertaking for Costs. All parties to this Indenture agree, and each Holder of any Security by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section 5.14 shall not apply to any suit instituted by the Company, to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in principal amount of the Outstanding Securities of any series, or to any suit instituted by any Holder for the enforcement of the payment of the principal of (or premium, if any) or interest on any Securities on or after the Stated Maturity or Maturities expressed in such Security (or, in the case of redemption, on or after the Redemption Date). This Section 5.14 shall be in lieu of Section 3.15(e) of the Trust Indenture Act and such Section 3.15(e) is hereby expressly excluded from this Indenture, as permitted by the Trust Indenture Act.

Section 5.15. Waiver of Stay or Extension Laws. The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

Section 5.16. Notice of Defaults. Within 90 days after the occurrence of any default hereunder with respect to the Securities of any series, the Trustee shall transmit by mail to all Holders of Securities of such series, as their names and addresses appear in the Security Register, notice of such default hereunder known to the Trustee, unless such default shall have been cured or waived; provided, however, that, except in the case of a default in the payment of the principal of (or premium, if any) or interest on any Security of such series or in the payment of any sinking fund installment with respect to Securities of such series, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors or Responsible Officers of the Trustee in good faith determines that the withholding of such notice is in the interest of the Holders of Securities of such series; and provided, further, however, that in the case of any default of the character specified in Section 5.03(4) with respect to Securities of such series, no such notice to Holders shall be given until at least 30 days after the occurrence thereof. For the purpose of this Section 5.16, the term “default” means any event which is, or after notice or lapse of time or both would become, an Event of Default or Enforcement Event with respect to Securities of such series.

ARTICLE 6

THE TRUSTEE

Section 6.01. Duties and Responsibilities of Trustee. With respect to the Holders of the Securities of any series issued hereunder, the Trustee, prior to the occurrence of an Event of Default with respect to the Securities of such series and after the curing or waiving of all Events of Default which may have occurred with respect to such series, undertakes to perform such duties and only such duties as are specifically set forth in this Indenture. In case an Event of Default with respect to the Securities of a series has occurred (which has not been cured or waived) the Trustee shall exercise such of the rights and powers vested in it by this Indenture with respect to such series, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(1) prior to the occurrence of an Event of Default with respect to the Securities of a series and after the curing or waiving of all Events of Default with respect to such series which may have occurred: (a) the duties and obligations of the Trustee with respect to the Securities of such series shall be determined solely by the express provisions of this Indenture, and the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and (b) in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture;

(2) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer or Officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

(3) the Trustee shall not be liable with respect to any action taken, omitted or suffered to be taken by it in good faith in accordance with the direction of the holders of Securities of any series pursuant to Section 5.12 relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture with respect to Securities of such series; and

(4) none of the provisions of this Indenture shall be construed as requiring the Trustee to expend or risk its own funds or otherwise to incur any personal financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if there shall be reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

The provisions of this Section 6.01 are in furtherance of and subject to Section 315 of the Trust Indenture Act.

Section 6.02. Reliance on Documents, Opinions, etc. In furtherance of and subject to the Trust Indenture Act, and subject to the provisions of Section 6.01:

(1) the Trustee may rely and shall be protected in acting or refraining from acting upon any Board Resolution, Officers’ Certificate, statement, instrument, Opinion of Counsel, opinion, report, notice, request, direction, consent, order, or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(2) any request, direction, order or demand of the Company mentioned herein shall be sufficiently evidenced by an instrument signed in the name of the Company by the chairman of the Board of Directors, a vice chairman of the Board of Directors, a chief executive officer, its president or one of its vice presidents or its secretary or its comptroller (unless other evidence in respect thereof be herein specifically prescribed); and any resolution of the Board of Directors may be evidenced to the Trustee by a copy thereof certified by the Secretary, an Assistant Secretary or an attesting secretary of the Company (unless other evidence in respect thereof be herein specifically prescribed);

(3) the Trustee may consult with counsel and any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, omitted or suffered to be taken by it hereunder in good faith and in accordance with such Opinion of Counsel;

(4) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders, pursuant to the provisions of this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred therein or thereby;

(5) the Trustee shall not be liable for any action taken, omitted or suffered by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture;

(6) the Trustee shall not be bound to make any inquiry or investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, note or other paper or document unless requested in writing so to do by the Holders of a majority in aggregate principal amount of the Outstanding Securities of any series affected thereby; provided, however, that if the payment within a reasonable time to the Trustee of the costs and expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security conferred upon it by the terms of this Indenture, the Trustee may require reasonable indemnity against such costs, expenses or liabilities as a condition to so proceeding; and the reasonable expense of such investigation shall be paid by the Company, or, if paid by the Trustee, shall be repaid by the Company upon demand; and

(7) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys, and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder.

Section 6.03. No Responsibility for Recitals, etc. The recitals contained herein and in the Securities shall be taken as the statements of the Company (except in the Trustee’s certificates of authentication), and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the validity or sufficiency of this Indenture or the Securities, provided that the Trustee shall not be relieved of its duty to authenticate Securities only as authorized by this Indenture. The Trustee shall not be accountable for the use or application by the Company of any of the Securities or of the proceeds thereof.

Section 6.04. Ownership of Securities. The Trustee and any agent of the Company or of the Trustee, in its individual or any other capacity, may become the owner or pledgee of Securities with the same rights it would have if it were not Trustee or such agent.

Section 6.05. Moneys to be Held in Trust. Subject to the provisions of Section 10.03 hereof, all moneys received by the Trustee or any paying agent shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated from other funds except to the extent required by law. Neither the Trustee nor any paying agent shall be under any liability for interest on any moneys received by it hereunder except such as it may agree with the Company to pay thereon. So long as no Event of Default shall have occurred and be continuing, all interest allowed on any such moneys shall be paid from time to time upon the written order of the Company, signed by the chairman of the Board of Directors, a vice chairman of the Board of Directors, a chief executive officer, its president, one of its vice presidents, its treasurer or its comptroller.

Section 6.06. Compensation and Expenses of Trustee. The Company covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to, reasonable compensation (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) and, except as otherwise expressly provided, the Company will pay or reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any of the provisions of this Indenture (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ) except any such expense, disbursement or advance as may arise from its negligence or bad faith. If any property other than cash shall at any time be subject to the lien of this Indenture, the Trustee, if and to the extent authorized by a receivership or bankruptcy court of competent jurisdiction or by the supplemental instrument subjecting such property to such lien, shall be entitled to make advances for the purpose of preserving such property or of discharging tax liens or other prior liens or encumbrances thereon. The Company also covenants to indemnify the Trustee for, and to hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on the part of the Trustee, arising out of or in connection with the acceptance or administration of this trust and its duties hereunder, including the costs and expenses of defending itself against any claim of liability in the premises. The obligations of the Company under this Section 6.06 to compensate and indemnify the Trustee and to pay or reimburse the Trustee for expenses, disbursements and advances shall constitute additional indebtedness hereunder and shall survive the satisfaction and discharge of this Indenture. Such additional indebtedness shall be secured by a lien prior to that of the Securities upon all property and funds held or collected by the Trustee as such, except funds held in trust for the benefit of the Holders of particular Securities.

Section 6.07. Officers’ Certificate as Evidence. Subject to the provisions of Sections 6.01 and 6.02, whenever in the administration of the provisions of this Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking, omitting or suffering any action to be taken hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of negligence or bad faith on the part of the Trustee, be deemed to be conclusively proved and established by an Officers’ Certificate delivered to the Trustee, and such certificate, in the absence of negligence or bad faith on the part of the Trustee, shall be full warrant to the Trustee for any action taken, omitted or suffered by it under the provisions of this Indenture upon the faith thereof.

Section 6.08. Indentures Not Creating Potential Conflicting Interests for the Trustee. The following indentures are hereby specifically described for the purposes of Section 310(b)(1) of the Trust Indenture Act: this Indenture with respect to the Securities of any other series.

Section 6.09. Eligibility of Trustee. The Trustee hereunder shall at all times be a corporation organized and doing business under the laws of the United States or any state, which (a) is authorized under such laws to exercise corporate trust powers and (b) is subject to supervision or examination by Federal or State authority and (c) shall have at all times a combined capital and surplus of not less than $50,000,000. If such corporation publishes reports of condition at least annually, pursuant to law, or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 6.09, the combined capital and surplus of such corporation at any time shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 6.09, the Trustee shall resign immediately in the manner and with the effect specified in Section 6.10. The provisions of this Section 6.09 are in furtherance of and subject to Section 310(a) of the Trust Indenture Act.

Section 6.10. Resignation or Removal of Trustee. The Trustee, or any trustee or trustees hereafter appointed, may at any time resign with respect to any one or more or all series of Securities by giving written notice of resignation to the Company and by mailing notice thereof to the Holders of the applicable series of Securities at their addresses as they shall appear in the Security Register. Upon receiving such notice of resignation, the Company shall promptly appoint a successor trustee or trustees with respect to the applicable series by written instrument, in duplicate, executed by order of the Board of Directors one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee. If no successor trustee shall have been so appointed with respect to any series and have accepted appointment within 60 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee, or any Holder who has been a bona fide holder of a Security or Securities of the applicable series for at least six months may, subject to the provisions of Section 6.09, on behalf of himself and all others similarly situated, petition any such court for the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee.

In case at any time any of the following shall occur —

(1) the Trustee shall fail to comply with the provisions of Section 310(b) of the Trust Indenture Act with respect to any series of Securities after written request therefor by the Company or by any Holder who has been a bona fide holder of a Security or Securities of such series for at least six months, or

(2) the Trustee shall cease to be eligible in accordance with the provisions of Section 6.09 and Section 310(a) of the Trust Indenture Act with respect to any series of Securities and shall fail to resign after written request therefor by the Company or by any such Holder, or

(3) the Trustee shall become incapable of acting with respect to any series of Securities, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation —

then, in any such case, (x) the Company may remove the Trustee with respect to such series and appoint a successor trustee with respect to such series by written instrument, in duplicate, executed by order of the Board of Directors, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee, or, (y) subject to the provisions of Section 315(e) of the Trust Indenture Act, any Holder who has been a bona fide holder of a Security or Securities of such series for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor trustee with respect to such series. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor trustee with respect to such series.

Any resignation or removal of the Trustee with respect to any series and any appointment of a successor trustee with respect to such series pursuant to any of the provisions of this Section 6.10 shall become effective upon acceptance of appointment by the successor trustee as provided in Section 6.11.

No predecessor Trustee shall be liable for the acts or omissions of any successor Trustee.

Section 6.11. Acceptance by Successor Trustee. Any successor trustee appointed as provided in Section 6.10 shall execute, acknowledge and deliver to the Company and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee with respect to any or all applicable series shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, duties and obligations with respect to such series of its predecessor hereunder, with like effect as if originally named as trustee herein; but, nevertheless, on the written request of the Company or of the successor trustee, the trustee ceasing to act shall, upon payment (or due provision therefor) of any amounts then due it pursuant to the provisions of Section 6.06, execute and deliver an instrument transferring to such successor trustee all the rights and powers with respect to such series of the trustee so ceasing to act. Upon request of any such successor trustee, the Company shall execute any and all instruments in writing in order more fully and certainly to vest in and confirm to such successor trustee all such rights and powers. Any trustee ceasing to act shall, nevertheless, retain a lien upon all property or funds held or collected by such trustee to secure any amounts then due it pursuant to the provisions of Section 6.06.

In case of the appointment hereunder of a successor trustee with respect to the Securities of one or more (but not all) series, the Company, the predecessor trustee and each successor trustee with respect to the Securities of any applicable series shall execute and deliver an indenture supplemental hereto which shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the predecessor trustee with respect to the Securities of any series as to which the predecessor trustee is not retiring shall continue to be vested in the predecessor trustee, and shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such trustees co-trustees of the same trust and that each such trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such trustee.

No successor trustee with respect to a series of Securities shall accept appointment as provided in this Section 6.11 unless at the time of such acceptance such successor trustee shall, with respect to such series, be qualified under Section 310(b) of the Trust Indenture Act and eligible under the provisions of Section 6.09.

Upon acceptance of appointment by a successor trustee with respect to any series as provided in this Section 6.11, the Company shall mail notice of the succession of such trustee hereunder to the holders of Securities of such series at their addresses as they shall appear in the Security Register. If the Company fails to mail such notice within ten days after the acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Company.

Section 6.12. Succession by Merger, etc. Any Person into which the Trustee may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any Person succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor to the Trustee hereunder, provided such Person shall be qualified under Section 310(b) of the Trust Indenture Act and eligible under the provisions of Section 6.09, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

In case at the time such successor to the Trustee shall succeed to the trust created by this Indenture with respect to one or more series of Securities, any of such Securities shall have been authenticated but not delivered, any such successor to the Trustee by merger, conversion or consolidation may adopt the certificate of authentication of any predecessor trustee, and deliver such Security so authenticated; and in case at that time any of such Securities shall not have been authenticated, any successor to the Trustee may authenticate such Securities either in the name of such successor to the Trustee or, if such successor to the Trustee is a successor by merger, conversion or consolidation the name of any predecessor hereunder; and in all such cases such certificate shall have the full force which it is anywhere in such Securities or in this Indenture provided that the certificate of the Trustee shall have.

Section 6.13. Appointment of Authenticating Agent. The Trustee may appoint an Authenticating Agent or Agents which shall be authorized to act on behalf of the Trustee to authenticate Securities issued upon original issue and upon exchange, registration of transfer, partial conversion or partial redemption or pursuant to Section 3.06, and Securities so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. Wherever reference is made in this Indenture to the authentication and delivery of Securities by the Trustee or the Trustee’s certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent shall be acceptable to the Company and shall at all times be a corporation organized and doing business under the laws of the United States of America, any State thereof or the District of Columbia, authorized under such laws to act as Authenticating Agent, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by Federal or State authority. If such Authenticating Agent publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Authenticating Agent shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section. Any corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any corporation succeeding to the corporate agency or corporate trust business of an Authenticating Agent, shall continue to be an Authenticating Agent, provided such corporation shall be otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

An Authenticating Agent may resign at any time by giving written notice thereof to the Trustee and to the Company. The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, the Trustee may appoint a successor Authenticating Agent which shall be acceptable to the Company and shall mail written notice of such appointment by first-class mail, postage prepaid, to all Holders as their names and addresses appear in the Security Register. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section.

The Company agrees to pay to each Authenticating Agent from time to time reasonable compensation for its services under this Section.

If an appointment is made pursuant to this Section, the Securities may have endorsed thereon, in addition to the Trustee’s certificate of authentication, an alternative certificate of authentication in the following form:

“This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

THE BANK OF NEW YORK TRUST COMPANY, N.A., as Trustee

By:
As Authenticating Agent

By:
Authorized Signatory”

ARTICLE 7

HOLDERS’ LISTS AND REPORTS BY TRUSTEE AND COMPANY

Section 7.01. Company to Furnish Trustee Names and Addresses of Holders. The Company will furnish or cause to be furnished to the Trustee with respect to the Securities of each series:

(a) semi-annually, not more than fifteen days after each Regular Record Date, or, in the case of any series of Securities on which semi-annual interest is not payable, not more than fifteen days after such semi-annual dates as may be specified by the Trustee, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders as of such Regular Record Date or such semi-annual date, as the case may be; and

(b) at such other times as the Trustee may request in writing, within 30 days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished;

provided, however, that so long as the Trustee is the Security Registrar, no such list need be furnished.

Section 7.02. Preservation of Information; Communications to Holders. (a) The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders contained in the most recent list furnished to the Trustee as provided in Section 7.01 and the names and addresses of Holders received by the Trustee in its capacity as Security Registrar. The Trustee may destroy any list furnished to it as provided in Section 7.01 upon receipt of a new list so furnished.

(b) If three or more Holders (herein referred to as “applicants”) apply in writing to the Trustee, and furnish to the Trustee reasonable proof that each such applicant has owned a Security for a period of at least six months preceding the date of such application, and such application states that the applicants desire to communicate with other Holders with respect to their rights under this Indenture or under the Securities and is accompanied by a copy of the form of proxy or other communication which such applicants propose to transmit, then the Trustee shall, within five Business Days after the receipt of such application, at its election, either

(i) afford such applicants access to the information preserved at the time by the Trustee in accordance with Section 7.02(a), or

(ii) inform such applicants as to the approximate number of Holders whose names and addresses appear in the information preserved at the time by the Trustee in accordance with Section 7.02(a) and as to the approximate cost of mailing to such Holders the form of proxy or other communication, if any, specified in such application.

If the Trustee shall elect not to afford such applicants access to such information, the Trustee shall, upon the written request of such applicants, mail to each Holder whose name and address appear in the information preserved at the time by the Trustee in accordance with Section 7.02(a) a copy of the form of proxy or other communication which is specified in such request, with reasonable promptness after a tender to the Trustee of the material to be mailed and of payment, or provision for the payment, of the reasonable expenses of mailing, unless within five days after such tender the Trustee shall mail to such applicants and file with the Commission, together with a copy of the material to be mailed, a written statement to the effect that, in the opinion of the Trustee, such mailing would be contrary to the best interest of the Holders or would be in violation of applicable law. Such written statement shall specify the basis of such opinion. If the Commission, after opportunity for a hearing upon the objections specified in the written statement so filed, shall enter an order refusing to sustain any of such objections or if, after the entry of an order sustaining one or more of such objections, the Commission shall find, after notice and opportunity for hearing, that all the objections so sustained have been met and shall enter an order so declaring, the Trustee shall mail copies of such material to all such Holders with reasonable promptness after the entry of such order and the renewal of such tender; otherwise the Trustee shall be relieved of any obligation or duty to such applicants respecting their application.

(c) Every Holder of Securities, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any agent of either of them shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Holders in accordance with Section 7.02(b), regardless of the source from which such information was derived, and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under Section 7.02(b).

(d) Subject to Sections 6.01 and 7.02(a), (b) and (c), if the Company or any other Person (other than the Trustee) shall desire to communicate with Holders of Securities to solicit or obtain from them any proxy, consent, authorization, waiver, approval of a plan of reorganization, arrangement or readjustment or other action (“Holder Action”), the Trustee shall have no duty to participate in such communication or solicitation or the processing of responses in any manner except (i) to furnish the rules and regulations and to perform the functions referred to in Section 1.04 and (ii) to receive (A) the instruments evidencing the Holder Action together with (B) the Officers’ Certificate and Opinion of Counsel referred to below. The Company hereby covenants that any and all communications and solicitations distributed by it in connection with any Holder Action will comply in all material respects with applicable law, including without limitation applicable law concerning adequacy of disclosure. The Trustee shall have no responsibility for the accuracy or completeness of any materials circulated to solicit any Holder Action nor for any related communications nor for the compliance thereof with applicable law. No Holder Action shall become effective until the Trustee shall have received from the Company or other person who solicited the Holder Action (1) the instruments evidencing such Holder Action and (2) (x) (in the case of Holder Action solicited by the Company or the representative of the Company’s estate if the Company is the debtor in any bankruptcy or other insolvency proceeding) an Officers’ Certificate and (y) (in all cases) an Opinion of Counsel, each specifying the Holder Action taken and stating that such Holder Action has been duly and validly taken in compliance with this Indenture in all material respects. Such Officers’ Certificate, if any, shall also certify that (after giving effect to such Holder Action) no Event of Default or Enforcement Event or event or condition which, with notice or lapse of time or both, would become an Event of Default or Enforcement Event has occurred and is continuing or has not been waived.

(e) The Depositary may grant proxies and otherwise authorize its participants which own the Global Securities to give or take any Act which a Holder is entitled to take under this Indenture; provided, however, that the Depositary has delivered a list of such participants to the Trustee.

Section 7.03. Reports by Trustee. (a) Within 60 days after June 1 of each year commencing with the first June 1 following the date of this Indenture, the Trustee shall transmit by mail to all Holders, as their names and addresses appear in the Security Register, a brief report dated as of such June 1, to the extent required by Section 3.13(a) of the Trust Indenture Act.

(b) The Trustee shall comply with Sections 3.13(b) and 3.13(c) of the Trust Indenture Act.

(c) A copy of each such report shall, at the time of such transmission to Holders, be filed by the Trustee with the Commission and with the Company. The Company will notify the Trustee promptly, and in any event within 10 Business Days, when any Securities are listed on any stock exchange or any de-listing thereof.

Section 7.04. Reports By Company. The Company shall:

(1) file with the Trustee, within 15 days after the Company is required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Company may be required to file with the Commission pursuant to Section 13 or Section 15(d) of the Exchange Act; or, if the Company is not required to file information, documents or reports pursuant to either of said sections, then it shall file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such of the supplementary and periodic information, documents and reports which may be required pursuant to Section 13 of the Exchange Act in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations; and

(2) file with the Trustee and the Commission, in accordance with the rules and regulations prescribed from time to time by the Commission, such additional information, documents and reports with respect to compliance by the Company with the conditions and covenants of this Indenture as may be required from time to time by such rules and regulations.

Delivery of such reports, information and documents to the Trustee is for information purposes only and the Trustee’s receipt of such shall not constitute notice or constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely conclusively on an Officers’ Certificate).

ARTICLE 8

SUCCESSOR CORPORATION

Section 8.01. Company May Not Consolidate, etc., Except Under Certain Conditions. The Company covenants that it will not merge or consolidate with any other Person or sell, convey, transfer or otherwise dispose of all or substantially all of its assets to any other Person, unless (i) either the Company shall be the continuing corporation, or the successor Person (if other than the Company) shall be a corporation or a limited liability company organized and existing under the laws of the United States of America or a state thereof or the District of Columbia and such corporation or limited liability company, as the case may be, shall expressly assume the due and punctual payment of the principal of, and premium, if any, and interest, if any, on all the Securities according to their tenor, and the due and punctual performance and observance of all of the covenants and conditions of this Indenture to be performed by the Company by supplemental indenture in form satisfactory to the Trustee, executed and delivered to the Trustee by such corporation or limited liability company, as the case may be, and (ii) the Company or such successor corporation or limited liability company, as the case may be, shall not, immediately after such merger or consolidation, or such sale, conveyance, transfer or other disposition, be in default in the performance of any such covenant or condition. In the event of any such merger, consolidation, sale, conveyance (other than by way of lease), transfer or other disposition, the predecessor company may be dissolved, wound up and liquidated at any time thereafter.

Section 8.02. Successor Corporation or Limited Liability Company to be Substituted. In case of any such merger, consolidation, sale, conveyance (other than by way of lease), transfer or other disposition, and upon any such assumption by the successor corporation or limited liability company, such successor corporation or limited liability company shall succeed to and be substituted for the Company, with the same effect as if it had been named herein as the Company, and the Company shall be relieved of any further obligation under this Indenture and under the Securities. Such successor corporation or limited liability company thereupon may cause to be signed, and may issue either in its own name or in the name of Genworth Financial, Inc., any or all of the Securities issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee; and, upon the order of such successor corporation or limited liability company, instead of the Company, and subject to all the terms, conditions and limitations in this Indenture prescribed, the Trustee shall authenticate and shall deliver any Securities which previously shall have been signed and delivered by the officers of the Company to the Trustee for authentication, and any Securities which such successor corporation or limited liability company thereafter shall cause to be signed and delivered to the Trustee for that purpose. All the Securities so issued shall in all respects have the same legal rank and benefit under this Indenture as the Securities theretofore or thereafter issued in accordance with the terms of this Indenture as though all of such Securities had been issued at the date of the execution hereof.

In case of any such merger, consolidation, sale, conveyance, transfer or other disposition, such changes in phraseology and form (but not in substance) may be made in the Securities thereafter to be issued as may be appropriate.

Section 8.03 . Documents to be Given Trustee. The Trustee, subject to the provisions of Sections 6.01 and 6.02, may receive an Officers’ Certificate and an Opinion of Counsel as conclusive evidence that any such consolidation, merger, sale, conveyance, transfer or other disposition, and any such assumption, comply with the provisions of this Article 8.

ARTICLE 9

AMENDMENTS AND SUPPLEMENTAL INDENTURES

Section 9.01. Supplemental Indentures without Consent of Holders. The Company, when authorized by a Board Resolution, and the Trustee may from time to time and at any time enter into an indenture or indentures supplemental hereto for one or more of the following purposes:

(1) to evidence the succession of another Person to the Company, or successive successions, and the assumption by the successor Person of the covenants, agreements and obligations of the Company pursuant to Article 8 hereof;

(2) to add to the covenants of the Company such further covenants, restrictions, conditions or provisions for the protection of the Holders of all or any series of Securities (and if such covenants are to be for the benefit of less than all series of Securities, stating that such covenants are expressly being included for the benefit of such series) as the Board of Directors and the Trustee shall consider to be for the protection of the holders of such Securities, and to make the occurrence, or the occurrence and continuance, of a default in any of such additional covenants, restrictions, conditions or provisions a default or an Event of Default or Enforcement Event permitting the enforcement of all or any of the several remedies provided in this Indenture as herein set forth; provided, however, that in respect of any such additional covenant, restriction, condition or provision such supplemental indenture may provide for a particular period of grace after default (which period may be shorter or longer than that allowed in the case of other defaults) or may provide for an immediate enforcement upon such default or may limit the remedies available to the Trustee upon such default;

(3) to provide for the issuance under this Indenture of Securities in coupon form (including Securities registrable as to principal only) and to provide for exchangeability of such Securities with the Securities of the same series issued hereunder in fully registered form and to make all appropriate changes for such purpose;

(4) to establish the forms or terms of Securities of any series or of the Coupons appertaining to such Securities as permitted by Sections 2.01 and 3.01;

(5) to cure any ambiguity or to correct or supplement any provision contained herein or in any supplemental indenture which may be defective or inconsistent with any other provision contained herein or in any supplemental indenture, or to make such other provisions in regard to matters or questions arising under this Indenture, provided that no action under this clause (5) shall adversely affect the interests of the Holders of any Securities; provided, however, that any amendment made solely to conform the provisions of this Indenture to the description of the Securities of a series contained in the prospectus or other offering document pursuant to which such Securities were sold will not be deemed to adversely affect the interests of the Holders of such Securities;

(6) to modify or amend this Indenture to permit the qualification of this Indenture or any indentures supplemental hereto under the Trust Indenture Act;

(7) to add guarantees with respect to the Securities of any series or to secure the Securities of any series; and

(8) to evidence and provide for the acceptance of appointment hereunder by a successor or separate trustee with respect to the Securities of one or more series or to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one trustee, pursuant to the requirements of Section 6.11.

The Trustee is hereby authorized to join with the Company in the execution of any such supplemental indenture, to make any further appropriate agreements and stipulations which may be therein contained and to accept the conveyance, transfer and assignment of any property thereunder, but the Trustee shall not be obligated to, but may in its discretion, enter into any such supplemental indenture which affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.

Any supplemental indenture authorized by the provisions of this Section 9.01 may be executed by the Company and the Trustee without the consent of the Holders of any of the Securities at the time Outstanding, notwithstanding any of the provisions of Section 9.02.

Section 9.02. Supplemental Indentures with Consent of Holders. With the consent (evidenced as provided in Section 1.04) of the Holders of a majority in the aggregate principal amount of the Securities of each series (each series voting as a class) affected by such supplemental indenture at the time Outstanding, the Company and the Trustee may from time to time and at any time enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or any supplemental indenture or of modifying in any manner the rights of the holders of the Securities or each such series; provided, however, that no such supplemental indenture shall:

(1) change the Stated Maturity of principal of, or any installment of principal of or interest on, any Security;

(2) reduce the rate of or extend the time of payment of interest, if any, on any Security, or alter the manner of calculation of interest payable on any Security (except as part of any remarketing of the Securities of any series, or any interest rate reset with respect thereto, in each case in accordance with the terms thereof);

(3) reduce the principal amount or premium, if any, on any Security;

(4) make the principal amount or premium, if any, or interest, if any, on any Security, payable in any coin or currency other than that provided in any Security;

(5) reduce the percentage in principal amount of Securities of any series, the holders of which are required to consent to any such supplemental indenture or any waiver of any past default or Event of Default or Enforcement Event pursuant to Section 5.13;

(6) change any place of payment where the Securities of any series or interest thereon is payable;

(7) impair the right of any holder of a Security to institute suit for any such payment, or reduce the amount of the principal of an Original Issue Discount Security that would be due and payable upon an acceleration of the maturity thereof pursuant to Section 5.02 or adversely affect the right of repayment, if any, at the option of the Holder, or extend the time, or reduce the amount of any payment to any sinking fund or analogous obligation relating to any Security; or

(8) modify any provision of Section 5.13, 9.02 or 10.07 (except to increase any such percentage or to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of the Holder of each Security so affected), without, in the case of each of the foregoing clauses (1) through (8), the consent of the Holder of each Security so affected. A supplemental indenture which changes or eliminates any covenant or other provision of this Indenture which has expressly been included solely for the benefit of one or more particular series of Securities, or which modifies the rights of the Holders of Securities of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under this Indenture of the Holders of Securities of any other series.

Upon the request of the Company, accompanied by a Board Resolution authorizing the execution and delivery of any such supplemental indenture, and upon the filing with the Trustee of evidence of the consent of Holders as aforesaid, the Trustee shall join with the Company in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion but shall not be obligated to, enter into such supplemental indenture.

It shall not be necessary for the consent of the Holders under this Section 9.02 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such consent shall approve the substance thereof.

Section 9.03. Compliance with Trust Indenture Act; Effect of Supplemental Indentures. Any supplemental indenture executed pursuant to the provisions of this Article 9 shall comply with the Trust Indenture Act. Upon the execution of any supplemental indenture pursuant to the provisions of this Article 9, this Indenture shall be deemed to be modified and amended in accordance therewith and the respective rights, limitations of rights, obligations, duties and immunities under this Indenture of the Trustee, the Company and the Holders of the Securities shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

Section 9.04. Notation on Securities. Securities authenticated and delivered after the execution of any supplemental indenture pursuant to the provisions of this Article 9 may bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company or the Trustee shall so determine, new Securities of any series so modified as to conform, in the opinion of the Trustee and the Board of Directors, to any modification of this Indenture contained in any such supplemental indenture may be prepared and executed by the Company, authenticated by the Trustee and delivered in exchange for the Securities of such series then Outstanding.

Section 9.05. Evidence of Compliance of Supplemental Indenture to be Furnished Trustee. The Trustee, subject to the provisions of Sections 6.01 and 6.02, may receive an Officers’ Certificate and an Opinion of Counsel as conclusive evidence that any supplemental indenture executed pursuant hereto complies with the requirements of this Article 9.

ARTICLE 10

COVENANTS

Section 10.01. Payment of Principal, Premium and Interest. The Company covenants and agrees for the benefit of each series of Securities that it will duly and punctually pay the principal of (and premium, if any) and interest on the Securities of that series in accordance with the terms of the Securities and this Indenture. At the option of the Company, payment of principal (and premium, if any) and interest on the Securities may be made either by wire transfer or (subject to collection) by check mailed to the address of the Person entitled thereto at such address as shall appear in the Security Register; provided that, in connection with payment by wire transfer, the Paying Agent shall have received appropriate wire transfer instructions at least five Business Days prior to the applicable payment date.

Section 10.02. Maintenance of Office or Agency. The Company will maintain in each Place of Payment for any series of Securities an office or agency where Securities of that series may be presented or surrendered for payment, registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Securities of that series and this Indenture may be served. The Company hereby initially appoints the Trustee its office or agency for each of said purposes. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

The Company may also from time to time designate one or more other offices or agencies where the Securities of one or more series may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in each Place of Payment for Securities of any series for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

Section 10.03. Money for Securities; Payments to Be Held in Trust. If the Company shall at any time act as its own Paying Agent with respect to any series of Securities, it will, on or before each due date of the principal of (and premium, if any) or interest on any of the Securities of that series, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal (and premium, if any) or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee of its action or failure so to act.

Whenever the Company shall have one or more Paying Agents for any series of Securities, it will, on or prior to each due date of the principal of (and premium, if any) or interest on any Securities of that series, deposit with a Paying Agent a sum sufficient to pay the principal (and premium, if any) or interest so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal, premium or interest, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of its action or failure so to act.

The Company will cause each Paying Agent for any series of Securities other than the Trustee to execute and deliver to the Trustee a written instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will:

(1) hold all sums held by it for the payment of the principal of (and premium, if any) or interest on Securities of that series in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

(2) give the Trustee notice of any default by the Company (or any other obligor upon the Securities of that series) in the making of any payment of principal (and premium, if any) or interest on the Securities of that series; and

(3) at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of (and premium, if any) or interest on any Security of any series and remaining unclaimed for two years after such principal (and premium, if any) or interest has become due and payable shall be paid to the Company on Company Request, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Security shall thereafter, as an unsecured general creditor, look, only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in the City, County and State of New York, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such mailing or publication, any unclaimed balance of such money then remaining will be repaid to the Company.

The Company shall have no obligation to make payment of principal of (or premium, if any) or interest on any Security in immediately available funds, except that if the Company shall have received original payment for Securities in immediately available funds it shall make available immediately available funds for payment of the principal of such Securities.

Section 10.04. Corporate Existence. Subject to Article 8, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, rights (charter and statutory) and franchises; provided, however, that the Company shall not be required to preserve any such right or franchise if the Board of Directors or senior management of the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and that the loss thereof is not disadvantageous in any material respect to the Holders.

Section 10.05. Maintenance of Properties. The Company will use its reasonable efforts to cause all material properties used or useful in the conduct of its business to be maintained and kept in good condition, repair and working order (subject to wear and tear) and supplied with all necessary material equipment and will use its reasonable efforts to cause to be made all necessary material repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this Section 10.05 shall prevent the Company from discontinuing the operation or maintenance of any of such properties if such discontinuance is, in the judgment of the Company, desirable in the conduct of its business and not disadvantageous in any material respect to the Holders.

Section 10.06. Statement by Officers as to Default. The Company will deliver to the Trustee, within 120 days after the end of each fiscal year of the Company ending after the date hereof, a certificate of the principal executive officer, principal financial officer or principal accounting officer of the Company stating whether or not to the best knowledge of the signer thereof the Company is in default in the performance and observance of any of the terms, provisions and conditions of this Indenture, and if the Company shall be in default, specifying all such defaults and the nature and status thereof of which they may have knowledge.

Section 10.07. Waiver of Certain Covenants. In respect of any series of Securities, the Company may omit in any particular instance to comply with any term, provision or condition set forth in Sections 3.01(17), 9.01(2) or 9.01(4) for the benefit of the Holders of the Securities of such series if before or after the time for such compliance the Holders of at least a majority in principal amount of the Outstanding Securities of such series shall, by Act of such Holders, either waive such compliance in such instance or generally waive compliance with such term, provision or condition, but no such waiver shall extend to or affect such term, provision or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and the duties of the Trustee in respect of any such term, provision or condition shall remain in full force and effect.

ARTICLE 11

REDEMPTION OF SECURITIES

Section 11.01. Applicability of Article. Securities of any series which are redeemable before their Stated Maturity shall be redeemable in accordance with their terms and (except as otherwise specified as contemplated by Section 3.01 for Securities of any series) in accordance with this Article 11. In addition, unless expressly prohibited in an indenture supplement hereto or in authorizing resolutions with respect to any series of Securities, the Company may purchase, acquire or otherwise hold Securities.

Section 11.02. Election to Redeem; Notice to Trustee. The election of the Company to redeem any Securities shall be evidenced by a Board Resolution. In case of any redemption in whole or in part at the election of the Company of the Securities of any series, the Company shall, at least 45 days prior to the Redemption Date fixed by the Company (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee in writing of such Redemption Date and of the principal amount of Securities of such series to be redeemed, such notice to be accompanied by an Officers’ Certificate stating that no defaults in the payment of interest or Events of Default with respect to the Securities of that series have occurred (which have not been waived or cured). In the case of any redemption of Securities (x) prior to the expiration of any restriction on such redemption provided in the terms of such Securities or elsewhere in this Indenture or (y) pursuant to an election of the Company which is subject to a condition specified in the terms of such Securities or elsewhere in this Indenture, the Company shall furnish the Trustee an Officers’ Certificate evidencing compliance with such restriction or condition.

Section 11.03. Selection by Trustee of Securities to be Redeemed. If less than all the Securities of any series are to be redeemed, the particular Securities to be redeemed shall be selected not more than 60 days prior to the Redemption Date by the Trustee, from the Outstanding Securities of such series not previously called for redemption, by such method as the Trustee in its sole discretion shall deem fair and appropriate and which may provide for the selection or redemption of portions (equal to authorized denominations for Securities of that series) of the principal amount of Securities of such series of a denomination larger than the minimum authorized denomination for Securities of that series.

The Trustee shall promptly notify the Company in writing of the Securities selected for redemption and, in the case of any Securities selected for partial redemption, the principal amount thereof to be redeemed.

For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Securities shall relate, in the case of any Securities redeemed or to be redeemed only in part, to the portion of the principal amount of such Securities which has been or is to be redeemed.

Section 11.04. Notice of Redemption. Notice of redemption shall be given by first-class mail, postage prepaid, mailed not less than 30 nor more than 60 days prior to the Redemption Date, to each Holder of Securities to be redeemed, at his address appearing in the Security Register. Any notice which is mailed in the manner herein provided shall be conclusively presumed to have been duly given, whether or not such Holder receives the notice. Failure to give notice by mail, or any defect in the notice to any such Holder in respect of any Security, shall not affect the validity of the proceedings for the redemption of any other Security.

All notices of redemption shall state:

(1) the Redemption Date;

(2) the Redemption Price and any accrued interest, or if the Redemption Price is not then ascertainable, the manner of calculation thereof;

(3) if less than all the Outstanding Securities of any series are to be redeemed, the identification (and, in the case of partial redemption, the principal amounts) of the particular Securities to be redeemed;

(4) that on the Redemption Date the Redemption Price and any accrued interest will become due and payable upon each such Security to be redeemed together with accrued interest thereon and, if applicable, that interest thereon will cease to accrue on and after said date;

(5) the place or places where such Securities are to be surrendered for payment of the Redemption Price and any accrued interest;

(6) that the redemption is for a sinking fund, if such is the case; and

(7) the CUSIP number and, if applicable, the ISIN number, of the Securities being redeemed.

Notice of redemption of Securities to be redeemed at the election of the Company shall be given by the Company or, upon Company Request, by the Trustee to each Holder of the Securities to be redeemed in the name and at the expense of the Company, provided that the Company makes such request in writing at least 15 Business Days prior to the date by which such notice of redemption must be given to Holders in accordance with this Section 11.04.

Section 11.05. Deposit of Redemption Price. On or prior to any Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 10.03) an amount of money, in funds immediately available on the due date, sufficient to pay the Redemption Price of, and (except if the Redemption Date shall be an Interest Payment Date) accrued interest on, all the Securities which are to be redeemed on that date. Promptly after the calculation of the Redemption Price, the Company will give the Trustee and any Paying Agent written notice thereof.

Section 11.06. Securities Payable on Redemption Date. Notice of redemption having been given as aforesaid, the Securities so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified together with accrued interest thereon, and from and after such date (unless the Company shall default in the payment of the Redemption Price and accrued interest) such Securities shall cease to bear interest. Upon surrender of any such Security for redemption in accordance with said notice, such Security shall be paid by the Company at the Redemption Price, together with accrued interest to the Redemption Date; provided, however, that (unless otherwise provided with respect to such Securities in accordance with Section 3.01) installments of interest whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Securities, or one or more Predecessor Securities, registered as such at the close of business on the relevant Record Dates according to their terms and the provisions of Section 3.07.

If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal (and premium, if any) shall, until paid, bear interest from the Redemption Date at the rate prescribed therefor in the Security.

The Trustee shall not redeem any Securities of any series pursuant to this Article (unless all Outstanding Securities of such series are to be redeemed) or mail or give any notice of redemption of Securities during the continuance of an Event of Default hereunder known to the Trustee with respect to such series, except that, where the mailing of notice of redemption of any Securities shall theretofore have been made, the Trustee shall redeem or cause to be redeemed such Securities, provided, however, that it shall have received from the Company a sum sufficient for such redemption. Except as aforesaid, any moneys theretofore or thereafter received by the Trustee shall, during the continuance of such Event of Default, be deemed to have been collected under Article 5 and held for the payment of all such Securities of such series. In case such Event of Default shall have been waived as provided in Section 5.13 or the default cured on or before the 60th day preceding the Redemption Date, such moneys shall thereafter be applied in accordance with the provisions of this Article.

Section 11.07. Securities Redeemed in Part. Any Security which is to be redeemed only in part shall be surrendered at a Place of Payment therefor (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Security without service charge, a new Security or Securities of the same series, of any authorized denomination as requested by such Holder, in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Security so surrendered.

ARTICLE 12

SINKING FUNDS

Section 12.01. Applicability of Article. The provisions of this Article shall be applicable to any sinking fund for the retirement of Securities of a series except as otherwise specified as contemplated by Section 3.01 for Securities of such series.

The minimum amount of any sinking fund payment provided for by the terms of Securities of any series is herein referred to as a “mandatory sinking fund payment,” and any payment in excess of such minimum amount provided for by the terms of Securities of any series is herein referred to as an “optional sinking fund payment.” If provided for by the terms of Securities of any series, the cash amount of any sinking fund payment may be subject to reduction as provided in Section 12.02. Each sinking fund payment shall be applied to the redemption of Securities of any series as provided for by the terms of Securities of such series.

Section 12.02. Satisfaction of Sinking Fund Payments with Securities. The Company (1) may deliver Outstanding Securities of a series (other than any previously called for redemption) and (2) may apply as credit Securities of a series which have been redeemed either at the election of the Company pursuant to the terms of such Securities or through the application of permitted optional sinking fund payments pursuant to the terms of such Securities, in each case in satisfaction of all or any part of any sinking fund payment with respect to the Securities of such series required to be made pursuant to the terms of such Securities as provided for by the terms of such series; provided, however, that such Securities have not been previously so credited. Such Securities shall be received and credited for such purpose by the Trustee at the Redemption Price specified in such Securities for redemption through operation of the sinking fund and the amount of such sinking fund payment shall be reduced accordingly.

Section 12.03. Redemption of Securities for Sinking Fund. Not less than 60 days prior to each sinking fund payment date for any series of Securities, the Company (1) will deliver to the Trustee an Officers’ Certificate (A) stating that no defaults in the payment of interest or Events of Default with respect to Securities of that series have occurred (which have not been waived or cured), (B) specifying the amount of the next ensuing sinking fund payment for that series pursuant to the terms of Securities of that series, (C) stating whether or not the Company intends to exercise its right, if any, to make an optional sinking fund payment with respect to such series on the next ensuing sinking fund payment date and, if so, specifying the amount of such optional sinking fund payment and (D) specifying the portion of such sinking fund payment, if any, which is to be satisfied by payment of cash and the portion thereof, if any, which is to be satisfied by delivering and crediting Securities of that series pursuant to Section 12.02 and the basis for any such credit and (2) will also deliver to the Trustee any Securities to be so delivered. Not less than 30 days before each such sinking fund payment date the Trustee shall select the Securities of such series to be redeemed upon such sinking fund payment date in the manner specified in Section 11.03 and cause notice of the redemption thereof to be given in the name of and at the expense of the Company in the manner provided in Section 11.04. Such notice having been duly given, the redemption of such Securities shall be made upon the terms and in the manner stated in Sections 11.05, 11.06 and 11.07. Failure of the Company, on or before any such 60th day, to deliver such Officers’ Certificate and Securities specified in this Section, if any, shall not constitute a default but shall constitute, on and as of such date, the irrevocable election of the Company (a) that the mandatory sinking fund payment for such series due on the next succeeding sinking fund payment date shall be paid entirely in cash without the option to deliver or credit Securities of such series in respect thereof and (b) that the Company will make no optional sinking fund payment with respect to Securities of such series as provided in this article.

The Trustee shall not redeem or cause to be redeemed any Security of a series with sinking fund moneys or mail any notice of redemption of Securities of such series by operation of the sinking fund during the continuance of a default in payment of interest on such Securities or of any Event of Default with respect to such series except that, where the mailing of notice of redemption of any Securities shall theretofore have been made, the Trustee shall redeem or cause to be redeemed such Securities, provided that it shall have received from the Company a sum sufficient for such redemption. Except as aforesaid, any moneys in the sinking fund for such series at the time when any such default or Event of Default shall occur, and any moneys thereafter paid into the sinking fund, shall, during the continuance of such default or Event of Default, be deemed to have been collected under Article 5 and held for the payment of all such Securities of such series. In case such Event of Default shall have been waived as provided in Section 5.13 or the default cured on or before the 60th day preceding the sinking fund payment date, such moneys shall thereafter be applied on the next succeeding sinking fund payment date in accordance with this Section to the redemption of such Securities.

ARTICLE 13

SUBORDINATION

Section 13.01. Agreement to Subordinate. (a) The Company covenants and agrees, and each Holder of Securities issued hereunder by such Holder’s acceptance thereof likewise covenants and agrees, that (except as otherwise specified as contemplated by Section 3.01 for Securities of any series) all Securities shall be issued subject to the provisions of this Article 13; and each Holder of a Security, whether upon original issue or upon transfer or assignment thereof, accepts and agrees to be bound by such provisions.

(b) The payment by the Company of the principal of (and premium, if any), and interest on, the Securities issued hereunder shall, to the extent and in the manner hereinafter set forth, be subordinated and junior in right of payment to the prior payment in full of all Senior Indebtedness of the Company, whether outstanding at the date of this Indenture or thereafter incurred.

(c) No provision of this article shall prevent the occurrence of any default or Event of Default or Enforcement Event hereunder.

Section 13.02. Default on Senior Indebtedness. (a) No direct or indirect payment by or on behalf of the Company of principal of, premium, if any, or interest on the Securities (other than on Permitted Junior Securities), whether pursuant to the terms of the Securities or upon acceleration, by way of repurchase, redemption, defeasance or otherwise, will be made if, at the time of such payment, there exists a default in the payment when due of all or any portion of the obligations under or in respect of any Senior Indebtedness, whether at maturity, on account of mandatory redemption or prepayment, acceleration or otherwise, and such default shall not have been cured or waived or the benefits of this Section 13.02(a) waived by or on of the holders of Senior Indebtedness.

(b) In addition, during the continuance of any non-payment default or non-payment event of default with respect to any Designated Senior Indebtedness pursuant to which the maturity thereof may be accelerated, and upon receipt by the Trustee of written notice (a “Payment Blockage Notice”) from a holder or holders of such Designated Senior Indebtedness or the trustee or agent acting on behalf of such Designated Senior Indebtedness, then, unless and until such default or event of default has been cured or waived or has ceased to exist or such Designated Senior Indebtedness has been discharged or repaid in full in cash, or the requisite holders of such Designated Senior Indebtedness have otherwise agreed in writing, (a) no payment of any kind or character with respect to any principal of or interest on or distribution will be made by or on behalf of the Company on account of or with respect to the Securities (other than in Permitted Junior Securities) and (b) the Company may not acquire any Securities for cash, property or otherwise, during a period (a “Payment Blockage Period”) commencing on the date of receipt of such Payment Blockage Notice by the Trustee and ending 179 days thereafter.

Notwithstanding anything herein to the contrary, (x) in no event will a Payment Blockage Period extend beyond 179 days from the date the Payment Blockage Notice in respect thereof was given. Not more than one Payment Blockage Period may be commenced with respect to the Securities during any period of 360 consecutive days. No default or event of default that existed or was continuing on the date of commencement of any Payment Blockage Period with respect to the Designated Senior Indebtedness initiating such Payment Blockage Period may be, or be made, the basis for the commencement of any other Payment Blockage Period by the holder or holders of such Designated Senior Indebtedness or the trustee or agent acting on behalf of such Designated Senior Indebtedness, whether or not within a period of 360 consecutive days, unless such default or event of default has been cured or waived for a period of not less than 90 consecutive days.

(c) In the event that, notwithstanding the foregoing, any payment shall be received by the Trustee when such payment is prohibited by the preceding paragraph of this Section 13.02, such payment shall be held in trust for the benefit of, and shall be paid over or delivered to, the holders of Senior Indebtedness or their respective representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing such Senior Indebtedness may have been issued, as their respective interests may appear, as calculated by the Company, to the extent necessary to pay such Senior Indebtedness in full, in cash, after giving effect to any concurrent payment or distribution to or for the benefit of the holders of such Senior Indebtedness, before any payment or distribution is made to the Holders or to the Trustee.

Section 13.03. Liquidation; Dissolution; Bankruptcy. (a) Upon any distribution of assets of the Company of any kind or character, whether in cash, property or securities, to creditors upon any total or partial dissolution, winding-up, liquidation or reorganization of the Company, whether voluntary or involuntary, assignment for the benefit of creditors or marshalling of the Company’s assets, or in bankruptcy, insolvency, receivership or other similar proceedings, whether voluntary or involuntary, all principal, premium, if any, and interest due or to become due to all Senior Indebtedness of the Company shall first be paid in full in cash, or such payment duly provided for to the satisfaction of the holders of the Senior Indebtedness, before the Holders are entitled to receive or retain any payment; and upon any such dissolution or winding-up or liquidation or reorganization, any payment by the Company, or distribution of assets of the Company of any kind or character whether in cash, property or securities, which the Holders or the Trustee would be entitled to receive from the Company, except for the provisions of this Article, shall be paid by the Company or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other Person making such payment or distribution, or by the Holders or by the Trustee under this Indenture if received by them or it, directly to the holders of Senior Indebtedness of the Company or their respective representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing such Senior Indebtedness may have been issued, as their respective interests may appear, as calculated by the Company, to the extent necessary to pay such Senior Indebtedness in full in cash, or to cause such payment to be duly provided for to the satisfaction of the holders of the Senior Indebtedness, after giving effect to any concurrent payment or distribution to or for the benefit of the holders of such Senior Indebtedness, before any payment or distribution is made to the Holders or to the Trustee.

(b) In the event that, notwithstanding Section 13.03(a), any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, prohibited by Section 13.03(a), shall be received by the Trustee before all Senior Indebtedness of the Company is paid in full, or provision is made for such payment in money in accordance with its terms, such payment or distribution shall be held in trust for the benefit of, and shall be paid over or delivered to, the holders of such Senior Indebtedness or their respective representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing such Senior Indebtedness may have been issued, as their respective interests may appear, as calculated by the Company, to the extent necessary to pay such Senior Indebtedness in full, in cash, after giving effect to any concurrent payment or distribution to or for the benefit of the holders of such Senior Indebtedness, before any payment or distribution is made to the Holders or to the Trustee.

(c) For purposes of this Article 13, the words “cash, property or securities” shall not be deemed to include shares of stock of the Company as reorganized or readjusted, or securities of the Company or any other corporation provided for by a plan of reorganization or readjustment, the payment of which is subordinated at least to the extent provided in this Article with respect to the Securities to the payment of all Senior Indebtedness of the Company that may at the time be outstanding; provided, however, that (i) such Senior Indebtedness is assumed by the new corporation, if any, resulting from any such reorganization or readjustment, and (ii) the rights of the holders of such Senior Indebtedness are not, without the consent of such holders, altered by such reorganization or readjustment. The consolidation of the Company with, or the merger of the Company into, another corporation or the liquidation or dissolution of the Company following the conveyance or transfer of all or substantially all of the assets of the Company, to another corporation or limited liability company upon the terms and conditions provided for in Article 8 of this Indenture shall not be deemed a dissolution, winding-up, liquidation or reorganization for the purposes of this Section 13.03 if such other corporation or limited liability company shall, as part of such consolidation, merger, conveyance or transfer, comply with the conditions stated in Article 8 of this Indenture. Nothing in Section 13.02 or in this Section 13.03 shall apply to claims of, or payments to, the Trustee under or pursuant to Section 6.06 of this Indenture.

(d) If the Trustee or any Holder of Securities does not file a proper claim or proof of debt in the form required in any proceeding referred to above prior to 30 days before the expiration of the time to file such claim in such proceeding, then the holder of any Senior Indebtedness is hereby authorized, and has the right, to file an appropriate claim or claims for or on behalf of such Holder of Securities.

Section 13.04. Subrogation. (a) Subject to the payment in full of all Senior Indebtedness of the Company then outstanding, the rights of the Holders shall be subrogated to the rights of the holders of such Senior Indebtedness to receive payments or distributions of cash, property or securities of the Company applicable to such Senior Indebtedness until the principal of and premium, if any, and interest on the Securities shall be paid in full; and, for the purposes of such subrogation, no payments or distributions to the holders of such Senior Indebtedness of any cash, property or securities to which the Holders or the Trustee would be entitled except for the provisions of this Article 13, and no payment over pursuant to the provisions of this Article 13 to or for the benefit of the holders of such Senior Indebtedness by Holders or the Trustee, shall, as between the Company, its creditors other than holders of Senior Indebtedness, and the Holders, be deemed to be a payment by the Company to or on account of such Senior Indebtedness. It is understood that the provisions of this Article 13 are and are intended solely for the purposes of defining the relative rights of the Holders, on the one hand, and the holders of such Senior Indebtedness, on the other hand.

(b) Nothing contained in this Article 13 or elsewhere in this Indenture or in the Securities is intended to or shall impair, as between the Company, its creditors other than the holders of Senior Indebtedness, and the Holders, the obligation of the Company, which is absolute and unconditional, to pay to the Holders the principal of (premium, if any) and interest on the Securities as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders and creditors of the Company other than the holders of Senior Indebtedness nor shall anything herein or therein prevent the Trustee or any Holder of Securities from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article of the holders of such Senior Indebtedness in respect of cash, property or securities of the Company received upon the exercise of any such remedy.

(c) Upon any payment or distribution of assets of the Company referred to in this Article 13, the Trustee, subject to the provisions of Section 6.01 of this Indenture, and the Holders shall be entitled to rely conclusively upon any order or decree made by any court of competent jurisdiction in which such dissolution, winding-up, liquidation or reorganization proceedings are pending, or a certificate of the receiver, trustee in bankruptcy, liquidation trustee, agent or other Person making such payment or distribution, delivered to the Trustee or the Holders, for the purposes of ascertaining the Persons entitled to participate in such distribution, the holders of Senior Indebtedness and other indebtedness of the Company the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this article.

Section 13.05. Trustee to Effectuate Subordination. Each Holder of Securities by such Holder’s acceptance thereof authorizes and directs the Trustee on such Holder’s behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article 13 and appoints the Trustee such Holder’s attorney-in-fact for any and all such purposes.

Section 13.06. Notice by the Company. (a) The Company shall give prompt written notice to a Responsible Officer of the Trustee of any fact known to the Company that would prohibit the making of any payment of monies to or by the Trustee in respect of the Securities pursuant to the provisions of this Article 13. Notwithstanding the provisions of this Article 13 or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts that would prohibit the making of any payment of monies to or by the Trustee in respect of the Securities pursuant to the provisions of this Article 13, unless and until a Responsible Officer of the Trustee shall have received written notice thereof from the Company or a Holder or holders of Senior Indebtedness or from any representative or trustee therefor; and before the receipt of any such written notice, the Trustee, subject to the provisions of Section 6.01 of this Indenture, shall be entitled in all respects to assume that no such facts exist; provided, however, that if the Trustee shall not have received the notice provided for in this Section 13.06(a) at least two Business Days prior to the date upon which by the terms hereof any money may become payable for any purpose (including, without limitation, the payment of the principal of or interest on any Security), then, anything herein contained to the contrary notwithstanding, the Trustee shall have full power and authority to receive such money and to apply the same to the purposes for which such money was received, and shall not be affected by any notice to the contrary that may be received by it within two Business Days prior to such date.

(b) The Trustee, subject to the provisions of Section 6.01 of this Indenture, shall be entitled to conclusively rely on the delivery to it of a written notice by a Person representing himself to be a holder of Senior Indebtedness (or a trustee or representative on behalf of such holder), to establish that such notice has been given by a holder of such Senior Indebtedness or a trustee or representative on behalf of any such holder or holders. In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any Person as a holder of such Senior Indebtedness to participate in any payment or distribution pursuant to this Article 13, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of such Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article and, if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

Section 13.07. Rights of the Trustee; Holders of Senior Indebtedness. (a) The Trustee in its individual capacity shall be entitled to all the rights set forth in this Article 13 in respect of any Senior Indebtedness at any time held by it, to the same extent as any other holder of Senior Indebtedness, and nothing in this Indenture shall deprive the Trustee of any of its rights as such holder.

(b) With respect to the holders of Senior Indebtedness, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article 13 and no implied covenants or obligations with respect to the holders of such Senior Indebtedness shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of such Senior Indebtedness and, subject to the provisions of Section 6.01 of this Indenture, the Trustee shall not be liable to any holder of such Senior Indebtedness if it shall pay over or deliver to Holders, the Company or any other Person money or assets to which any holder of such Senior Indebtedness shall be entitled by virtue of this Article 13 or otherwise.

Section 13.08. Subordination May Not Be Impaired. (a) No right of any present or future holder of any Senior Indebtedness of the Company to enforce subordination provided in this Article 13 shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof that any such holder may have or otherwise be charged with.

(b) Without in any way limiting the generality of the foregoing paragraph, the holders of Senior Indebtedness of the Company may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders, without incurring responsibility to the Holders and without impairing or releasing the subordination provided in this Article 13 or the obligations hereunder of the Holders to the holders of such Senior Indebtedness, do any one or more of the following: (i) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, such Senior Indebtedness, or otherwise amend or supplement in any manner such Senior Indebtedness or any instrument evidencing the same or any agreement under which such Senior Indebtedness is outstanding; (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing such Senior Indebtedness; (iii) release any Person liable in any manner for the collection of such Senior Indebtedness; and (iv) exercise or refrain from exercising or waive any rights against the Company and any other Person.

(c) Each present and future holder of Senior Indebtedness shall be entitled to the benefit of the provisions of this Article notwithstanding that such holder is not a party to this Indenture.

Section 13.09. Article Applicable to Paying Agents. In case at any time any Paying Agent other than the Trustee shall have been appointed by the Company and be then acting hereunder, the term “Trustee” as used in this Article 13 shall in such case (unless the context otherwise requires) be construed as extending to and including such Paying Agent within its meaning as fully for all intents and purposes as if such Paying Agent were named in this Article 13 in addition to or in place of the Trustee; provided, however, that this Section 13.09 shall not apply to the Company or any Affiliate of the Company if it or such Affiliate acts as Paying Agent.

Section 13.10. Defeasance of This Article. Notwithstanding anything contained herein to the contrary, payments from cash or the proceeds of U.S. Government Obligations held in trust under Article 4 hereof by the Trustee and which were deposited in accordance with the terms of Article 4 hereof and not in violation of Section 13.02 hereof for the payment of principal of and premium, if any, and interest on the Securities shall not be subordinated to the prior payment of any Senior Indebtedness or subject to the restrictions set forth in this Article, and none of the Holders or the Trustee shall be obligated to pay over any such amount to the Company or any holder of Senior Indebtedness or any representative or trustee therefor or any other creditor of the Company.

Section 13.11. Subordination Language to be Included in Securities. Unless otherwise provided as contemplated by Section 3.01, each Security shall contain a subordination provision which will be substantially in the following form:

“The Securities of this series are subordinated in right of payment, in the manner and to the extent set forth in the Indenture, to the prior payment in full of all Senior Indebtedness (as defined in the Indenture, or as set forth in one or more indentures supplemental hereto, in or pursuant to a Board Resolution in accordance with Section 3.01 of the Indenture or in this Security). Each Holder by accepting a Security of this series agrees to such subordination and authorizes the Trustee to give it effect.”

This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

[Signature pages follow]

IN WITNESS WHEREOF, the undersigned have caused this Indenture to be duly executed as of the day and year first before written.

GENWORTH FINANCIAL, INC.

By:	/s/ Victor C. Moses
Name:	Victor C. Moses
Title:	Senior Vice President — Chief Actuary and Acting Chief Financial Officer

THE BANK OF NEW YORK TRUST COMPANY, N.A., as Trustee

By:	/s/ R. Tarnas
Name:	R. Tarnas
Title:	Vice President